US-DOCS\137539355.5 EXECUTION COPY AMENDMENT NO. 1 Dated as of January 13, 2023 to FOURTH AMENDED AND RESTATED CREDIT AGREEMENT Dated as of October 27, 2021 THIS AMENDMENT NO. 1 (this “Amendment”) is made as of January 13, 2023 by and among Materion Corporation (the “Company”), Materion Netherlands B.V. (the “Dutch Borrower” and, together with the Company, the “Borrowers”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Fourth Amended and Restated Credit Agreement dated as of October 27, 2021 by and among the Company, the Dutch Borrower, the other Foreign Subsidiary Borrowers from time to time party thereto, the financial institutions from time to time party thereto as Lenders and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement. WHEREAS, the Borrowers have informed the Administrative Agent and the Lenders that they desire to amend the Intercreditor Agreement to, inter alia, increase the “Maximum Dollar Amount” (as defined in the Intercreditor Agreement) in respect of the “Consignor Obligations” (as defined in the Intercreditor Agreement) permitted to have priority over the Secured Obligations with respect to the Metals Collateral (as defined in the Intercreditor Agreement) from $550,000,000 to $615,000,000, as set forth in that certain Amendment No. 2 to Second Amended and Restated Intercreditor Agreement (the “Intercreditor Agreement Amendment”) in substantially the form provided to the Lenders in connection with this Amendment; WHEREAS, the Borrowers have requested (i) that the requisite Lenders approve, and direct the Administrative Agent to enter into, the Intercreditor Agreement Amendment and (ii) that the requisite Lenders and the Administrative Agent agree to make certain amendments to the Credit Agreement; WHEREAS, the Borrowers, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein; NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment. 1. Consent. In reliance on the representations and warranties of the Borrowers set forth in Section 4 below, the Required Lenders hereby consent to, and authorize and direct the Administrative Agent to enter into, the Intercreditor Agreement Amendment and approve the terms set forth therein. 2. Amendments to the Credit Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 3 below (such date, the “Amendment No. 1 Effective Date”),

2 the parties hereto agree that the Credit Agreement (including the Exhibits thereto) shall be amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double- underlined text) as set forth in Annex A hereto (the Credit Agreement as so amended, the “Amended Credit Agreement”). 3. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent: (a) The Administrative Agent shall have received counterparts of (i) this Amendment duly executed by the Borrowers, each of the Lenders, the Issuing Bank, the Swingline Lender and the Administrative Agent and (ii) the Consent and Reaffirmation attached hereto duly executed by the Subsidiary Guarantors. (b) The Administrative Agent shall have received, to the extent invoiced at least two (2) Business Days prior to the Amendment No. 1 Effective Date (except as otherwise reasonably agreed by the Company), payment and/or reimbursement of the Administrative Agent’s and its Affiliates’ reasonable out-of-pocket fees and expenses (including, to the extent invoiced, reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with this Amendment and the other Loan Documents, subject to the provisions of Section 9.03 of the Credit Agreement. The Administrative Agent shall notify the Company and the Lenders of the Amendment No. 1 Effective Date, and such notice shall be conclusive and binding. 4. Representations and Warranties of the Borrowers. Each Borrower hereby represents and warrants as follows: (a) This Amendment and the Amended Credit Agreement constitute legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. (b) As of the date hereof and immediately after giving effect to the terms of this Amendment, (i) no Default has occurred and is continuing and (ii) the representations and warranties of such Borrower set forth in the Amended Credit Agreement are true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) on and as of the Amendment No. 1 Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) only as of such specified date). 5. Reference to and Effect on the Credit Agreement. (a) Upon the effectiveness hereof, each reference to the Credit Agreement in the Amended Credit Agreement or any other Loan Document shall mean and be a reference to the Amended Credit Agreement. (b) Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

3 (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith. (d) This Amendment is a “Loan Document” under (and as defined in) the Credit Agreement. 6. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York, without regard to its conflicts of laws principles. 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose. 8. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. [Signature Pages Follow]

Annex A Amended Credit Agreement

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 27, 2021 among MATERION CORPORATION MATERION NETHERLANDS B.V. The Other Foreign Subsidiary Borrowers Party Hereto The Lenders Party Hereto JPMORGAN CHASE BANK, N.A. as Administrative Agent WELLS FARGO BANK, NATIONAL ASSOCIATION and BANK OF AMERICA, N.A. as Co-Syndication Agents KEYBANK NATIONAL ASSOCIATION as Documentation Agent _____________________________________ JPMORGAN CHASE BANK, N.A., WELLS FARGO SECURITIES, LLC and BofA SECURITIES, INC. as Joint Bookrunners and Joint Lead Arrangers US-DOCS\126503599.10137539352.5

TABLE OF CONTENTS Page ARTICLE I Definitions 1 SECTION 1.01. Defined Terms 1 SECTION 1.02. Classification of Loans and Borrowings 4544 SECTION 1.03. Terms Generally 4644 SECTION 1.04. Accounting Terms; GAAP 4645 SECTION 1.05. Amendment and Restatement of the Existing Credit Agreement 4745 SECTION 1.06. Interest Rates; LIBORBenchmark Notification 4746 SECTION 1.07. Divisions 4846 SECTION 1.08. Pro Forma Adjustments for Acquisitions and Dispositions 4846 SECTION 1.09. Certain Calculations 4846 SECTION 1.10. Exchange Rates; Currency Equivalents 4847 ARTICLE II The Credits 4947 SECTION 2.01. Commitments 4947 SECTION 2.02. Loans and Borrowings 5048 SECTION 2.03. Requests for Borrowings 5149 SECTION 2.04. Determination of Dollar Amounts 5250 SECTION 2.05. Swingline Loans 5250 SECTION 2.06. Letters of Credit 5352 SECTION 2.07. Funding of Borrowings 5957 SECTION 2.08. Interest Elections 5958 SECTION 2.09. Termination and Reduction of Commitments 6159 SECTION 2.10. Repayment and Amortization of Loans; Evidence of Debt 6160 SECTION 2.11. Prepayment of Loans 6261 SECTION 2.12. Fees 6463 SECTION 2.13. Interest 6564 SECTION 2.14. Alternate Rate of Interest 6665 SECTION 2.15. Increased Costs 6968 SECTION 2.16. Break Funding Payments 7169 SECTION 2.17. Taxes 7270 SECTION 2.18. Payments Generally; Allocation of Proceeds; Pro Rata Treatment; Sharing of Set-offs 7573 SECTION 2.19. Mitigation Obligations; Replacement of Lenders 7776 SECTION 2.20. Expansion Option 7877 SECTION 2.21. Market Disruption 8079 SECTION 2.22. Judgment Currency 8180 SECTION 2.23. Designation of Foreign Subsidiary Borrowers 8180 SECTION 2.24. Defaulting Lenders 8280 SECTION 2.25. Extension of Maturity Date. 8482 ARTICLE III Representations and Warranties 8685 SECTION 3.01. Organization; Powers; Subsidiaries 8685 SECTION 3.02. Authorization; Enforceability 8685 SECTION 3.03. Governmental Approvals; No Conflicts 8785 SECTION 3.04. Financial Condition; No Material Adverse Change 8785 SECTION 3.05. Properties 8786

Table of Contents (continued) Page SECTION 3.06. Litigation and Environmental Matters 8786 SECTION 3.07. Compliance with Laws 8886 SECTION 3.08. Investment Company Status 8886 SECTION 3.09. Taxes 8886 SECTION 3.10. ERISA 8887 SECTION 3.11. Disclosure 8887 SECTION 3.12. Federal Reserve Regulations 8887 SECTION 3.13. [Intentionally Omitted] 8887 SECTION 3.14. No Default 8887 SECTION 3.15. [Intentionally Omitted] 8987 SECTION 3.16. Solvency 8987 SECTION 3.17. Insurance 8988 SECTION 3.18. Security Interest in Collateral 8988 SECTION 3.19. Anti-Corruption Laws and Sanctions 8988 SECTION 3.20. Affected Financial Institutions 9088 SECTION 3.21. Dutch Fiscal Unity 9089 SECTION 3.22. Residency for Tax Purposes 9089 ARTICLE IV Conditions 9089 SECTION 4.01. Effective Date 9089 SECTION 4.02. Omega Closing Date 9190 SECTION 4.03. Each Credit Event 9492 SECTION 4.04. Designation of a Foreign Subsidiary Borrower 9493 ARTICLE V Affirmative Covenants 9594 SECTION 5.01. Financial Statements and Other Information 9594 SECTION 5.02. Notices of Material Events 9695 SECTION 5.03. Existence; Conduct of Business 9795 SECTION 5.04. Payment of Obligations 9796 SECTION 5.05. Maintenance of Properties; Insurance 9796 SECTION 5.06. Books and Records; Inspection Rights 9896 SECTION 5.07. Compliance with Laws and Material Contractual Obligations 9897 SECTION 5.08. Use of Proceeds 9897 SECTION 5.09. Subsidiary Guarantors; Pledges; Additional Collateral; Further Assurances 9998 SECTION 5.10. Fiscal Unity for Dutch Tax Purposes 10199 SECTION 5.11. Allocation of Tax Losses and Interest Expenses 101100 SECTION 5.12. Residency for Tax Purposes 101100 SECTION 5.13. Post-Closing Matters 101100 ARTICLE VI Negative Covenants 101100 SECTION 6.01. Indebtedness 102100 SECTION 6.02. Liens 104103 SECTION 6.03. Fundamental Changes and Asset Sales 107106 SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions 109108 SECTION 6.05. Swap Agreements 111109 SECTION 6.06. Transactions with Affiliates 111110 SECTION 6.07. Restricted Payments 111110 SECTION 6.08. Restrictive Agreements 112110 ii

Table of Contents (continued) Page SECTION 6.09. Subordinated Indebtedness and Amendments to Subordinated Indebtedness Documents 112111 SECTION 6.10. Sale and Leaseback Transactions 112111 SECTION 6.11. Financial Covenants 113111 ARTICLE VII Events of Default 113112 SECTION 7.01. Events of Default 113112 SECTION 7.02. Remedies Upon an Event of Default 115114 ARTICLE VIII The Administrative Agent 117115 SECTION 8.01. Authorization and Action. 117115 SECTION 8.02. Administrative Agent’s Reliance, Indemnification, Etc 119118 SECTION 8.03. Posting of Communications 120119 SECTION 8.04. The Administrative Agent Individually 122120 SECTION 8.05. Successor Administrative Agent 122120 SECTION 8.06. Acknowledgements of Lenders and Issuing Bank 123121 SECTION 8.07. Collateral Matters 124123 SECTION 8.08. Credit Bidding 126124 SECTION 8.09. Certain ERISA Matters 127125 SECTION 8.10. Certain Foreign Pledge Matters 128126 ARTICLE IX Miscellaneous 128127 SECTION 9.01. Notices 128127 SECTION 9.02. Waivers; Amendments 130128 SECTION 9.03. Expenses; Limitation of Liability; Indemnity 132131 SECTION 9.04. Successors and Assigns 134133 SECTION 9.05. Survival 139138 SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution 140138 SECTION 9.07. Severability 141139 SECTION 9.08. Right of Setoff 141140 SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process 141140 SECTION 9.10. WAIVER OF JURY TRIAL 142141 SECTION 9.11. Headings 143141 SECTION 9.12. Confidentiality 143141 SECTION 9.13. USA PATRIOT Act 144143 SECTION 9.14. Appointment for Perfection 144143 SECTION 9.15. Interest Rate Limitation 144143 SECTION 9.16. No Advisory or Fiduciary Responsibility 144143 SECTION 9.17. Attorney Representation 145144 SECTION 9.18. Acknowledgement and Consent to Bail-In of Affected Financial Institutions 145144 SECTION 9.19. Acknowledgement Regarding Any Supported QFCs 146145 SECTION 9.20. Releases of Subsidiary Guarantors. 146145 ARTICLE X Company Guarantee 147146 iii

Table of Contents (continued) Page SCHEDULES: Schedule 2.01 – Commitments Schedule 2.06 – Existing Letters of Credit Schedule 3.01 – Subsidiaries Schedule 6.01 – Existing Indebtedness Schedule 6.02 – Existing Liens Schedule 6.04 – Existing Investments EXHIBITS: Exhibit A – Form of Assignment and Assumption Exhibit B – Form of Solvency Certificate Exhibit C – Form of Increasing Lender Supplement Exhibit D – Form of Augmenting Lender Supplement Exhibit E – List of Closing Documents Exhibit F-1 – Form of Borrowing Subsidiary Agreement Exhibit F-2 – Form of Borrowing Subsidiary Termination Exhibit G-1 – Form of Borrowing Request Exhibit G-2 – Form of Interest Election Request Exhibit H-1 – Form of Revolving Loan Note Exhibit H-2 – Form of Term Loan Note Exhibit I-1 – Form of U.S. Tax Certificate (Foreign Lenders That Are Not Partnerships) Exhibit I-2 – Form of U.S. Tax Certificate (Foreign Participants That Are Not Partnerships) Exhibit I-3 – Form of U.S. Tax Certificate (Foreign Participants That Are Partnerships) Exhibit I-4 – Form of U.S. Tax Certificate (Foreign Lenders That Are Partnerships) iv

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of October 27, 2021 among MATERION CORPORATION, MATERION NETHERLANDS B.V., the other FOREIGN SUBSIDIARY BORROWERS from time to time party hereto, the LENDERS from time to time party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION and BANK OF AMERICA, N.A., as Co-Syndication Agents and KEYBANK NATIONAL ASSOCIATION, as Documentation Agent. WHEREAS, the Company, the Foreign Subsidiary Borrowers party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent thereunder, are currently party to the Third Amended and Restated Credit Agreement, dated as of September 24, 2019 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”). WHEREAS, the Company, the Foreign Subsidiary Borrowers, the Lenders and the Administrative Agent have agreed to enter into this Agreement in order to (i) amend and restate the Existing Credit Agreement in its entirety, (ii) re-evidence the “Obligations” under, and as defined in, the Existing Credit Agreement, which shall constitute “Obligations” hereunder and be repayable in accordance with the terms of this Agreement, and (iii) set forth the terms and conditions under which the Lenders will, from time to time, make loans and extend other financial accommodations to or for the benefit of the Borrowers. WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement or be deemed to evidence or constitute full repayment of such obligations and liabilities, but that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations and liabilities of the Company and the other Loan Parties outstanding thereunder, which shall be payable in accordance with the terms hereof. WHEREAS, it is also the intent of the Company and the other Loan Parties to confirm that all obligations under the applicable “Loan Documents” (as referred to and defined in the Existing Credit Agreement) shall continue in full force and effect as modified or restated by the Loan Documents (as referred to and defined herein) and that, from and after the Effective Date, all references to the “Credit Agreement” contained in any such existing “Loan Documents” shall be deemed to refer to this Agreement. NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree that the Existing Credit Agreement is hereby amended and restated as follows: ARTICLE I Definitions SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below: “ABR”, when used in reference to any Loan or Borrowing, refers to such Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate. All ABR Loans shall be denominated in Dollars. “Acquisition” means any transaction, or any series of related transactions, consummated on or after the Effective Date, by which the Company or any Subsidiary (a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests of a Person. “Additional Commitment Lender” is defined in Section 2.25(d). “Adjusted Daily Simple RFR” means, (i) with respect to any RFR Borrowing denominated in Pounds Sterling, an interest rate per annum equal to the Daily Simple RFR for Pounds Sterling, (ii) with respect to any RFR Borrowing denominated in Swiss Francs, an interest rate per annum equal to the Daily Simple RFR for Swiss Francs, and (iii) with respect to any RFR Borrowing denominated in Dollars, an interest rate per annum equal to (a) the Daily Simple RFR for Dollars, plus (b) 0.10%; provided that if the Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “Adjusted EURIBO Rate” means, with respect to any EurocurrencyTerm Benchmark Borrowing denominated in euro for any Interest Period, an interest rate per annum equal to (a) the EURIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBO Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “Adjusted LIBOTerm SOFR Rate” means, with respect to any EurocurrencyTerm Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBOTerm SOFR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “Adjusted TIBO Rate” means, with respect to any EurocurrencyTerm Benchmark Borrowing denominated in Japanese Yen for any Interest Period, an interest rate per annum equal to (a) the TIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted TIBO Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “Administrative Agent” means JPMorgan Chase Bank, N.A. (including its branches and affiliates), in its capacity as administrative agent for the Lenders hereunder. “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affected Foreign Subsidiary” means (a) any Foreign Subsidiary organized under the laws of a jurisdiction other than the Netherlands and (b) any Foreign Subsidiary Holding Company. 2

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Agreed Currencies” means (i) Dollars, (ii) euro, (iii) Pounds Sterling, (iv) Japanese Yen, (v) Swiss Francs and (vi) any other currency (x) that is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars and (y) that is agreed to by the Administrative Agent and each of the Revolving Lenders. “Agreement” has the meaning assigned to such term in the introductory paragraph. “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBOTerm SOFR Rate for a one month Interest Period in Dollars onas published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted LIBOTerm SOFR Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the LIBO Interpolated Rate)Term SOFR Reference Rate at approximately 11:005:00 a.m. London time on such day, Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBOTerm SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBOTerm SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement. “Amendment No. 1” means that certain Amendment No. 1, dated as of January 13, 2023, to this Agreement, by and among the Borrowers, the Administrative Agent and the Lenders party thereto. “Amendment No. 1 Effective Date” has the meaning assigned to such term in Amendment No. 1. “Ancillary Document” has the meaning assigned to such term in Section 9.06. “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption. “Applicable Party” has the meaning assigned to such term in Section 8.03(c). “Applicable Percentage” means, with respect to any Lender, (a) with respect to Revolving Loans, LC Exposure or Swingline Loans, the percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the aggregate Revolving Commitments of all Revolving Lenders (if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in 3

4 0.20% ABR Spread 1.50% 1.50% 0.50% Category 3: Category 1: > 2.50 to 1.00 but ≤ 3.00 to 1.00 Leverage Ratio: 0.275% ≤ 2.00 to 1.00 1.75% effect, giving effect to any assignments) and (b) with respect to the Term Loans, (i) at any time prior to advancing the Term Loans, a percentage equal to a fraction the numerator of which is such Lender’s Term Loan Commitment and the denominator of which is the aggregate Term Loan Commitments of all Term Lenders and (ii) at any time after advancing the Term Loans, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Term Loans and the denominator of which is the aggregate outstanding principal amount of the Term Loans of all Term Lenders; provided that , in the case of each of the foregoing clauses (a) and (b), in the case of Section 2.24 when a Defaulting Lender shall exist, any such Defaulting Lender’s Revolving Commitment and/or Term Loan Commitment, as applicable, shall be disregarded in the calculation. “Applicable Pledge Percentage” means 100%, but 65% in the case of a pledge by the Company or any Domestic Subsidiary of its Equity Interests in a Foreign Subsidiary or Foreign Subsidiary Holding Company. “Applicable Rate” means, for any day, with respect to commitment fees payable hereunder, any EurocurrencyTerm Benchmark Loan, any ABR Loan, any RFR Loan or any CBR Loan, as the case may be, the applicable rate per annum set forth below under the caption “Commitment Fee Rate”, “EurocurrencyTerm Benchmark Spread”, “RFR Spread / CBR Spread” or “ABR Spread”, as the case may be, based upon the Leverage Ratio applicable on such date: 1.75% 0.15% 0.75% Commitment Fee Rate Category 4: 1.25% > 3.00 to 1.00 but ≤ 3.50 to 1.00 0.35% 1.25% 2.00% Eurocurrenc yTerm Benchmark Spread 2.00% 0.25% 1.00% Category 5: > 3.50 to 1.00 0.40% Category 2: 2.25% RFR Spread / CBR Spread 2.25% > 2.00 to 1.00 but ≤ 2.50 to 1.00 1.25% For purposes of the foregoing, (i) if at any time the Company fails to deliver the Financials on or before the date the Financials are due pursuant to Section 5.01, Category 5 shall be deemed applicable for the period commencing three (3) Business Days after the required date of delivery and ending on the date which is three (3) Business Days after the Financials are actually delivered, after which the Category shall be determined in accordance with the table above as applicable;

(ii) adjustments, if any, to the Category then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Category shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change); and (iii) notwithstanding the foregoing, Category 4 shall be deemed to be applicable until the Administrative Agent’s receipt of the applicable Financials for the Company’s first full Fiscal Quarter ending after the Effective Date (unless such Financials demonstrate that Category 5 should have been applicable during such period, in which case such other Category shall be deemed to be applicable during such period) and adjustments to the Category then in effect shall thereafter be effected in accordance with the preceding paragraphs. “Applicable Time” means, with respect to any Borrowings and payments in any Foreign Currency, the local time in the place of settlement for such Foreign Currency as may be reasonably determined by the Administrative Agent or the Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment. “Approved Electronic Platform” has the meaning assigned to such term in Section 8.03(a). “Approved Fund” has the meaning assigned to such term in Section 9.04(b). “Arranger” means each of JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC and BofA Securities, Inc. in its capacity as a joint bookrunner and joint lead arranger hereunder. “Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent. “Augmenting Lender” has the meaning assigned to such term in Section 2.20. “Available Tenor” means, as of any date of determination and with respect to the then- current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (fe) of Section 2.14. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United 5

Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Banking Services” means each and any of the following bank services provided to the Company or any Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards, (c) merchant processing services and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services). “Banking Services Agreement” means any agreement entered into by the Company or any Subsidiary in connection with Banking Services. “Banking Services Obligations” means any and all obligations of the Company or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services. “Beryllium Contracts” means any and all agreements or other arrangements (however styled) for the purchase, procurement or other acquisition of Beryllium, in whatever form (including, without limitation, Beryl ore, Copper Beryllium Master Alloy, Vacuum Cast Beryllium Ingot, and Vacuum Hot Pressed Beryllium Billet), entered into from time to time by the Company or any Subsidiary, but only to the extent that the Dollar Amount of any Indebtedness related thereto does not exceed $20,000,000 during any consecutive 12-month period. “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute. “Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors, restructuring officer (herstructureringsdeskundige) or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person. “Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) EurocurrencyTerm Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” 6 means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 2.14. “Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in a Foreign Currency or in the case of an Other Benchmark Rate Election, “Benchmark Replacement” meansshall mean the alternative set forth in (32) below: (1) in the case of any Loan denominated in Dollars, the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment; (21) in the case of any Loan denominated in Dollars, the sum of: (a)Adjusted Daily Simple SOFR and (b) the related Benchmark Replacement AdjustmentRFR for RFR Borrowings denominated in Dollars; (32) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment; provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, in the case of clause (3), when such clause is used to determine the Benchmark Replacement in connection with the occurrence of an Other Benchmark Rate Election, the alternate benchmark rate selected by the Administrative Agent and the Company shall be the term benchmark rate that is used in lieu of a LIBOR-based rate in the relevant other Dollar-denominated syndicated credit facilities; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above). Ifprovided that if the Benchmark Replacement as determined pursuant to clause (1), or clause (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement: , the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero)(1) for purposes of clauses 7

(1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent: (a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; (b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and (2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States;. provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Company, decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines in its reasonable discretion that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent, in consultation with the Company, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). 8

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non- representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date;. (3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Company pursuant to Section 2.14(c); or (4) in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, written notice of objection to such Early Opt-in Election or Other Benchmark Rate Election, as applicable, from Lenders comprising the Required Lenders. For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely,; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the 9

Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14. “Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Blocking Regulation” means Council Regulation (EC) 2271/96. “Board” means the Board of Governors of the Federal Reserve System of the United States of America. “Borrower” means the Company or any Foreign Subsidiary Borrower. “Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of EurocurrencyTerm Benchmark Loans, as to which a single Interest Period is in effect, (b) a Term Loan of the same Type, made, converted or continued on the 10 same date and, in the case of EurocurrencyTerm Benchmark Loans, as to which a single Interest Period is in effect or (c) a Swingline Loan. “Borrowing Request” means a request by any Borrower for a Borrowing in accordance with Section 2.03, which shall be substantially in the form attached hereto as Exhibit G-1 or any other form approved by the Administrative Agent. “Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit F-1 or any other form approved by the Administrative Agent. “Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit F-2 or any other form approved by the Administrative Agent. “Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City or Chicago; provided that, in addition to the foregoing, a Business Day shall be (i) in relation to Loans denominated in Pounds Sterling and the calculation or computation of LIBOR, any day (other than a Saturday or a Sunday) on which banks are open for business in London, (ii) in relation to Loans denominated in euro and in relation to the calculation or computation of EURIBORthe EURIBO Rate, any day which is a TARGET Day, (iiiii) in relation to Loans denominated in Japanese Yen and in relation to the calculation or computation of TIBORthe TIBO Rate or the Japanese Prime Rate, any day (other than a Saturday or a Sunday) on which banks are open for business in Japan and, (iviii) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only an RFR Business Day. and (iv) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day. “Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP; provided, that notwithstanding the foregoing, for purposes of this Agreement, any lease (or similar arrangement) that would constitute an “operating lease” under GAAP as in effect on December 31, 2015 (or would have constituted an “operating lease” had such lease or similar arrangement been in effect on such date) shall constitute an “operating lease” hereunder. “Capitalized Lease Obligations” of a Person means the aggregate amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP; provided, that notwithstanding the foregoing, for purposes of this Agreement, any lease (or similar arrangement) that would constitute an “operating lease” under GAAP as in effect on December 31, 2015 (or would have constituted an “operating lease” had such lease or similar arrangement been in effect on such date) shall constitute an “operating lease” hereunder and the obligations thereunder shall not constitute Capitalized Lease Obligations. “Cash Equivalent Investments” means (a) direct obligations of, or fully guaranteed by, the U.S. maturing within one year from the date of acquisition thereof, (b) commercial paper rated A-1 or better by S&P or P-1 or better by Moody’s, (c) demand deposit accounts maintained in the ordinary course of business, (d) certificates of deposit issued by, bankers’ acceptances of, and time deposits with, any Lender or any commercial bank (whether domestic or foreign) having capital and surplus in excess of $100,000,000, and money market deposit accounts issued or offered by any such Person and (e) in the case of any Foreign Subsidiary, any other investments that are similar to the foregoing, are of comparable 11 credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes or approved by the Administrative Agent. “CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate or the Japanese Prime Rate. “CBR Spread” means the Applicable Rate applicable to such Loan that is replaced by a CBR Loan. “Central Bank Rate” means, (A) the greater of (i) (A) for any Loan denominated in (a) Pounds Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time, or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, (c) Japanese Yen, the “short-term prime rate” as publicly announced by the Bank of Japan (or any successor thereto) from time to time, (d) Swiss Francs, the policy rate of the Swiss National Bank (or any successor thereto) as published by the Swiss National Bank (or any successor thereto) from time to time and (ed) any other Foreign Currency determined after the Amendment No. 1 Effective Date, a central bank rate as reasonably determined by the Administrative Agent in its reasonable discretion and (ii) 0%; plus (B) the applicable Central Bank Rate Adjustment and (ii) the Floor. “Central Bank Rate Adjustment” means, for any day, for any Loan denominated in: (a) Pounds Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of SONIA for the lastAdjusted Daily Simple RFR for Pounds Sterling Borrowings for the five (5) most recent RFR Business Days preceding such day for which SONIAAdjusted Daily Simple RFR for Pounds Sterling Borrowings was available (excluding, from such averaging, the highest and the lowest SONIAsuch Adjusted Daily Simple RFR applicable during such period of five (5) RFR Business Days) minus (ii) the Central Bank Rate in respect of Pounds Sterling in effect on the last RFR Business Day in such period, (b) euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBO Rate for the last five (5) most recent Business Days preceding such day for which the EURIBO Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBO Rate applicable during such period of five (5) Business Days) minus (ii) the Central Bank Rate in respect of euro in effect on the last Business Day in such period, (c) Japanese Yen, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the TIBO Rate for the last five (5) Business Days for which the TIBO Screen Rate was available (excluding, from such averaging, the highest and the lowest TIBO Rate applicable during such period of five (5) Business Days) minus (ii) the Central Bank Rate in respect of Japanese Yen on the last Business Day in such period, (d) Swiss Francs, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of SARON for the lastAdjusted Daily Simple RFR for Swiss Franc Borrowings for the five (5) most recent RFR 12

Business Days preceding such day for which SARON was available (excluding, from such averaging, the highest and the lowest SARONsuch Adjusted Daily Simple RFR applicable during such period of five (5) RFR Business Days) minus (ii) the Central Bank Rate in respect of Swiss Francs in effect on the last RFR Business Day in such period, and (ed) any other Foreign Currency determined after the Amendment No. 1 Effective Date, an adjustment as reasonably determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (i)(B) of the definition of such term and (y) each of the EURIBO Rate and the TIBO Rate on any day shall be based on the EURIBO Screen Rate or the TIBO Screen Rate, as applicable, on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currencyeuro for a maturity of one month (or, in the event the EURIBO Screen Rate or the TIBO Screen Rate, as applicable, for deposits in the applicable Agreed Currency is not available for such maturity of one month, shall be based on the EURIBO Interpolated Rate or the TIBO Interpolated Rate, as applicable, as of such time); provided that if such rate shall be less than zero, such rate shall be deemed to be zero.. “Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 20% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; or (c) the occurrence of a change in control, or other similar provision, as defined in any agreement or instrument evidencing any Material Indebtedness (triggering a default or mandatory prepayment, which default or mandatory prepayment has not been waived in writing). “Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any), with any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented. “Charges” has the meaning assigned to such term in Section 9.15. “Class” (a) when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swingline Loans, Term Loans or Incremental Term Loans, (b) when used in reference to Lenders, refers to whether such Lenders have a Loan or Commitment with respect to a particular Class of Loans or Commitments and (c) when used in reference to Commitments, refers to whether such Commitments are Revolving Commitments, Term 13

Loan Commitments, commitments in respect of Incremental Term Loans or Incremental Revolving Commitments. “CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator). “Code” means the Internal Revenue Code of 1986, as amended from time to time. “Collateral” means any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Administrative Agent, on behalf of itself and the Holders of Secured Obligations as required under Section 5.09, to secure the Secured Obligations; provided that Collateral shall not include any Excluded Assets. “Collateral Documents” means, collectively, the Domestic Collateral Documents, the Dutch Collateral Documents and any other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations. “Commitment” means, (a) the Revolving Commitments, the Term Loan Commitments and any commitments in respect of Incremental Facilities, as applicable, and (b) with respect to each Lender, the sum of such Lender’s Revolving Commitment, Term Loan Commitment and commitments in respect of Incremental Facilities. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Commitment, as applicable. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or the Issuing Bank by means of electronic communications pursuant to Section 8.03, including through an Approved Electronic Platform. “Company” means Materion Corporation, an Ohio corporation. “Computation Date” is defined in Section 2.04. “Consolidated EBITDA” means, with reference to any period, Consolidated Net Income for such period plus, to the extent deducted from revenues in determining Consolidated Net Income for such period, (a) Consolidated Interest Expense, (b) Consolidated Tax Expense, (c) depreciation, (d) amortization, (e) depletion expense and (f) nonrecurring losses incurred other than in the ordinary course of business, minus, to the extent included in Consolidated Net Income for such period, nonrecurring gains realized other than in the ordinary course of business, all calculated for the Company and its Subsidiaries on a consolidated basis. “Consolidated First Lien Debt” means, as of any date of determination, without duplication, the aggregate principal amount of Consolidated Funded Debt outstanding on such date that is 14 secured by a Lien on any asset or property of the Company or any Subsidiary that is senior or pari passu to the Liens securing the Obligations. “Consolidated Funded Debt” means all Indebtedness for borrowed money and Capitalized Leases, including, without limitation, current, long-term and Subordinated Indebtedness, for the Company and its Subsidiaries on a consolidated basis; provided that, for purposes of this definition, obligations under the following will not be considered in calculating Consolidated Funded Debt: (a) obligations under Swap Agreements, (b) Permitted Precious Metals Agreements (up to a maximum outstanding amount of $600,000,000615,000,000), (c) the Beryllium Contracts, and (d) Indebtedness under any Sale and Leaseback Transaction. “Consolidated Interest Expense” means, with reference to any period, the interest expense of the Company and its Subsidiaries calculated on a consolidated basis for such period (but not including any up-front fees paid in connection with this Agreement); provided, that notwithstanding the foregoing, for purposes of this Agreement, any lease (or similar arrangement) that would constitute an “operating lease” under GAAP as in effect on December 31, 2015 (or would have constituted an “operating lease” had such lease or similar arrangement been in effect on such date) shall constitute an “operating lease” hereunder and any payments owed thereunder shall not constitute or be included in interest expense. “Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries calculated on a consolidated basis for such period. “Consolidated Net Worth” means, on any date, all amounts that would be included under stockholders’ equity on a consolidated balance sheet of the Company and its consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP. “Consolidated Tax Expense” means, with reference to any period, the tax expense of the Company and its Subsidiaries calculated on a consolidated basis for such period. “Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date. “Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take or pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor. 15

“CRR” means the Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012. “Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to the greater of (a), for any RFR Loan denominated in (i) Pounds Sterling, SONIA for the day that is five (5) RFR Business Days prior to (A) if such RFR Interest Day is aan RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not aan RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day and, (ii) Swiss Francs, SARON for the day that is five (5) RFR Business Days prior to (A) if such RFR Interest Day is aan RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not aan RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day and (b) 0%iii) Dollars, Daily Simple SOFR. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Company. “Daily Simple SOFR” means, for any day, (a “SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion. Rate Day”), a rate per annum equal to SOFR for the day that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Company. “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default. “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided 17

“Dutch Share Pledge – Junior Priority” means the Dutch law governed deed of pledge on shares in the capital of the Dutch Borrower, dated 29 November 2007 and made among Materion Advanced Materials Technologies and Services Inc. (formerly known as William Advanced Materials Inc.) as pledgor, the Administrative Agent as pledgee and the Dutch Borrower as company. “Dutch Share Pledge – Senior Priority” means the Dutch law governed deed of pledge on shares in the capital of the Dutch Borrower, dated as of the Effective Date and made among Materion Advanced Materials Technologies and Services Inc. as pledgor, the Administrative Agent as pledgee and the Dutch Borrower as company. “Dutch Subsidiary” means any Subsidiary established under the laws of the Netherlands. “Dutch Subsidiary Guarantor” means each Wholly-Owned Material Dutch Subsidiary that is party to the Subsidiary Guaranty and certain Dutch Collateral Documents (in each case including pursuant to a joinder or supplement thereto). “Early Opt-in Election” means, if the then current Benchmark with respect to Dollars is the LIBO Rate, the occurrence of: (1) a notification by the Administrative Agent to (or the request by the Company to the Administrative Agent to notify) each of the other parties hereto that at least five (5) currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, Term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (2) the joint election by the Administrative Agent and the Company to trigger a fallback from the LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Company and the Lenders. “ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02). 20 determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA. “EU” means the European Union. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “EURIBO Interpolated Rate” means, at any time, with respect to any Eurocurrency Borrowing denominated in euro and for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the EURIBO Screen Rate for the longest Interest Period (for which the EURIBO Screen Rate is available for euro) that is shorter than the Impacted EURIBO Rate Interest Period; and (b) the EURIBO Screen Rate for the shortest Interest Period (for which the EURIBO Screen Rate is available for euro) that exceeds the Impacted EURIBO Rate Interest Period, in each case, at such time; provided that, if any EURIBO Interpolated Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “EURIBO Rate” means, with respect to any EurocurrencyTerm Benchmark Borrowing denominated in euro and for any Interest Period, the EURIBO Screen Rate at approximately 11:00 a.m., Brussels time, two (2) TARGET Days prior to the commencement of such Interest Period; provided that, if the EURIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted EURIBO Rate Interest Period”) with respect to euro then the EURIBO Rate shall be the EURIBO Interpolated Rate. “EURIBO Screen Rate” means, for any day and time, with respect to any Eurocurrency Borrowing denominated in euro and for any Interest Period, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of such rate) for euro for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters as published at approximately 11:00 a.m. Brussels time two (2) TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Company. If the EURIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “EURIBOR” has the meaning assigned to such term in Section 1.06. “euro” and/or “€” means the single currency of the Participating Member States. “Eurocurrency” when used in reference to a currency means an Agreed Currency and, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate, the Adjusted EURIBO Rate or the Adjusted TIBO Rate. “Eurocurrency Payment Office” of the Administrative Agent means, for each Foreign Currency, the office, branch, affiliate or correspondent bank of the Administrative Agent for 22 such currency as specified from time to time by the Administrative Agent to the Company and each Lender. “Event of Default” has the meaning assigned to such term in Section 7.01. “Excluded Assets” means: (i) any fee-owned real property that is not real mining Property and all leasehold interests in real property, (ii) any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act of an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, (iii) assets in respect of which pledges and security interests are prohibited by applicable U.S. law, rule or regulation or agreements with any U.S. governmental authority (other than to the extent that such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law); provided that, immediately upon the ineffectiveness, lapse or termination of any such prohibitions, such assets shall automatically cease to constitute Excluded Assets, (iv) equity interests in any entity (other than Wholly-Owned Subsidiaries) to the extent pledges thereof are not permitted by customary terms in such entity’s organizational or joint venture documents (unless any such restriction would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law), (v) assets subject to certificates of title (other than motor vehicles subject to certificates of title, provided that perfection of security interests in such motor vehicles shall be limited to the filing of UCC financing statements), letter of credit rights (other than to the extent the security interest in such letter of credit right may be perfected by the filing of UCC financing statements) with a value of less than $1,000,000 and commercial tort claims with a value of less than $1,000,000, (vi) any lease, license or other agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than the Company or a Subsidiary Guarantor) (other than (1) proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition, (2) to the extent that any such term has been waived or (3) to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law); provided that, immediately upon the ineffectiveness, lapse or termination of any such term, such assets shall automatically cease to constitute Excluded Assets, (vii) trust accounts, payroll accounts, custodial accounts, escrow accounts and other similar deposit or securities accounts, and deposit or securities accounts having a balance of less than $250,000 individually, and less than $1,000,000 in the aggregate for all such accounts, (viii) Precious Metals and (ix) those assets as to which the Administrative Agent and the Company reasonably agree that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby. Notwithstanding the foregoing, Excluded Assets shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets). “Excluded Swap Obligation” means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such 23

Loan Party or the grant of such security interest becomes or would become effective with respect to such Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) income or franchise Taxes imposed on (or measured by) its net income (however denominated) (i) by the United States of America or any other Governmental Authority, including the jurisdiction under the laws of which such Recipient is organized (or any political subdivision thereof) or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) any branch profits taxes imposed by the United States of America or any other jurisdiction described in clause (a) above, (c) in the case of a Lender (other than an assignee pursuant to a request by the Company under Section 2.19(b)), any withholding Tax that is imposed on amounts payable to such Lender resulting from any law in effect on the date such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Company with respect to such withholding Tax pursuant to Section 2.17(a), (d) Taxes attributable to such Recipient’s failure to comply with Section 2.17(e) or (h), and (e) any Taxes imposed under FATCA. “Existing Credit Agreement” is defined in the recitals hereof. “Existing Letters of Credit” is defined in Section 2.06(a). “Existing Loans” is defined in Section 2.01. “Existing Maturity Date” is defined in Section 2.25(a). “Extending Lender” is defined in Section 2.25(b). “Extension Date” is defined in Section 2.25(a). “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code. “FCA” has the meaning assigned to such term in Section 1.06. “Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero0%, such rate shall be deemed to be zero0% for the purposes of this Agreement. “Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company. 24

“Financials” means the annual or quarterly financial statements, and accompanying certificates and other documents, of the Company and its Subsidiaries required to be delivered pursuant to Section 5.01(a) or 5.01(b). “First Lien Leverage Ratio” means, the ratio, determined as of the end of each Fiscal Quarter of the Company of (a)(x) Consolidated First Lien Debt minus (y) Qualified Cash to (b) Consolidated EBITDA for the then most-recently ended four Fiscal Quarters. “First Tier Foreign Subsidiary” means each Foreign Subsidiary with respect to which any one or more of the Company and its Domestic Subsidiaries directly owns or Controls more than 50% of such Foreign Subsidiary’s issued and outstanding Equity Interests. “Fiscal Quarter” means any of the quarterly accounting periods of the Company. “Fiscal Year” means any of the annual accounting periods of the Company ending on December 31 of each year. “Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the LIBOAdjusted Term SOFR Rate, the Adjusted EURIBO Rate, the Adjusted TIBO Rate or, each Adjusted Daily Simple RFR, the Japanese Prime Rate or the Central Bank Rate, as applicable. For the avoidance of doubt, the initial Floor for each of the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate, the Adjusted TIBO Rate, each Adjusted Daily Simple RFR, the Japanese Prime Rate or the Central Bank Rate shall be 0%. “Foreign Currencies” means Agreed Currencies other than Dollars. “Foreign Currency LC Exposure” means, at any time, the sum of (a) the Dollar Amount of the aggregate undrawn and unexpired amount of all outstanding Foreign Currency Letters of Credit at such time plus (b) the aggregate principal Dollar Amount of all LC Disbursements in respect of Foreign Currency Letters of Credit that have not yet been reimbursed at such time. “Foreign Currency Letter of Credit” means a Letter of Credit denominated in a Foreign Currency. “Foreign Currency Payment Office” of the Administrative Agent shall mean, for each Foreign Currency, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by the Administrative Agent to the Company and each Lender. “Foreign Currency Sublimit” means $30,000,000. “Foreign Lender” means (a) if the applicable Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the applicable Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. “Foreign Secured Obligations” means all Obligations of the Foreign Subsidiary Borrowers under this Agreement. “Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary. 25 of such Person or by similar action if such Person is not a corporation and (b) any such Acquisition as to which such approval has been withdrawn. “Impacted EURIBO Rate Interest Period” has the meaning assigned to such term in the definition of “EURIBO Rate”. “Impacted LIBO Rate Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”. “Impacted TIBO Rate Interest Period” has the meaning assigned to such term in the definition of “TIBO Rate”. “Increasing Lender” has the meaning assigned to such term in Section 2.20. “Incremental Facilities” has the meaning assigned to such term in Section 2.20. “Incremental Revolving Commitment” has the meaning assigned to such term in Section 2.20. “Incremental Term Loan” has the meaning assigned to such term in Section 2.20. “Incremental Term Loan Amendment” has the meaning assigned to such term in Section 2.20. “Indebtedness” of a Person means, without duplication, such Person’s (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other similar instruments, (e) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property or any other Off-Balance Sheet Liabilities, (f) Capitalized Lease Obligations, (g) Contingent Obligations for which the underlying transaction constitutes Indebtedness under this definition, (h) the stated face amount of all letters of credit or bankers’ acceptances issued for the account of such Person and, without duplication, all reimbursement obligations with respect to such issued letters of credit, (i) any and all obligations, contingent or otherwise, whether now existing or hereafter arising, under or in connection with Swap Agreements, including, without limitation, Net Mark-to-Market Exposure, and (j) obligations of such Person under any Sale and Leaseback Transaction. “Indemnified Taxes” means Taxes that are imposed on or with respect to any payment made by a Loan Party hereunder or any other Loan Document other than Excluded Taxes or Other Taxes. “Indemnitee” has the meaning assigned to such term in Section 9.03(c). “Ineligible Institution” has the meaning assigned to such term in Section 9.04(b). “Information” has the meaning assigned to such term in Section 9.12. “Information Memorandum” means the Confidential Information Memorandum dated September 2021 relating to the Company and the Transactions. 27

“Insolvency Regulation” shall mean the Regulation EU 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast). “Intercreditor Agreements” means (a) that certain Second Amended and Restated Intercreditor Agreement dated as of August 27, 2019 by and between the Administrative Agent, on behalf of itself and the Lenders, and Bank of Montreal, on behalf of itself and as collateral agent on behalf of other consignors of Precious Metal and (b) every other intercreditor agreement related to the Loans entered into by the Administrative Agent, on behalf of itself and the other Lenders, on or after the Effective Date, in each case, as amended, restated, supplemented or otherwise modified from time to time. “Interest Coverage Ratio” means, the ratio, determined as of the end of each Fiscal Quarter of the Company for the then most-recently ended four Fiscal Quarters of (a) Consolidated EBITDA to (b) Consolidated Interest Expense. “Interest Election Request” means a request by the applicable Borrower to convert or continue a Borrowing in accordance with Section 2.08, which shall be substantially in the form attached hereto as Exhibit G-2 or any other form approved by the Administrative Agent. “Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan) and any Loan that bears interest at the Japanese Prime Rate, the last day of each March, June, September and December and the applicable Maturity Date, (b) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such RFR Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the applicable Maturity Date, (c) with respect to any EurocurrencyTerm Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a EurocurrencyTerm Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the applicable Maturity Date and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Revolving Credit Maturity Date. “Interest Period” means with respect to any EurocurrencyTerm Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), as the applicable Borrower (or the Company on behalf of the applicable Borrower) may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition (and not reinstated) pursuant to Section 2.14(fe) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another 28

Person, or (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which such investing Person Guarantees Indebtedness of such other Person, but excluding any Acquisition. “IRS” means the United States Internal Revenue Service. “ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto. “Issuing Bank” means JPMorgan Chase Bank, N.A., in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. “Japanese Prime Rate” means for any Loan denominated in Japanese Yen the greater of (a) (i) the Japanese local bank prime rate plus (ii) the Japanese Prime Rate Adjustment and (b) the Floor. “Japanese Prime Rate Adjustment” means, for any day, for any Loan denominated in Japanese Yen, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted TIBO Rate for the five most recent Business Days preceding such day for which the TIBO Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted TIBO Rate applicable during such period of five Business Days) minus (ii) the Japanese Prime Rate in effect on the last Business Day in such period. For purposes of this definition, the TIBO Rate on any day shall be based on the TIBO Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in Japanese Yen for a maturity of one month. “Japanese Yen” and/or “JPY” means the lawful currency of Japan. “LC Collateral Account” has the meaning assigned to such term in Section 2.06(j). “LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit. “LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar 29 terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrowers and each Revolving Lender shall remain in full force and effect until the Issuing Bank and the Revolving Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit. “Lender Notice Date” is defined in Section 2.25(b). “Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary. “Lender-Related Person” has the meaning assigned to such term in Section 9.03(b). “Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.20 or pursuant to an Assignment and Assumption or otherwise, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Bank. “Letter of Credit” means any letter of credit issued pursuant to this Agreement and shall include each Existing Letter of Credit. “Letter of Credit Agreement” has the meaning assigned to such term in Section 2.06(b). “Leverage Ratio” means, the ratio, determined as of the end of each Fiscal Quarter of the Company of (a)(x) Consolidated Funded Debt minus (y) Qualified Cash to (b) Consolidated EBITDA for the then most-recently ended four Fiscal Quarters. “Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind. “LIBO Interpolated Rate” means, at any time, with respect to any Eurocurrency Borrowing denominated in Dollars and for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest Interest Period (for which the LIBO Screen Rate is available for Dollars) that is shorter than the Impacted LIBO Rate Interest Period; and (b) the LIBO Screen Rate for the shortest Interest Period (for which the LIBO Screen Rate is available for Dollars) that exceeds the Impacted LIBO Rate Interest Period, in each case, at such time; provided that if any LIBO Interpolated Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in Dollars and for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted LIBO Rate Interest Period”) with respect to Dollars then the LIBO Rate shall be the LIBO Interpolated Rate. “LIBO Screen Rate” means, for any day and time, with respect to any Eurocurrency Borrowing denominated in Dollars and for any Interest Period, the London 30

interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “LIBOR” has the meaning assigned to such term in Section 1.06. “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. “Limited Conditionality Acquisition” means any Acquisition permitted under Section 6.04(g) for which the Company has determined, in good faith, that limited conditionality is reasonably necessary or desirable. “Limited Conditionality Acquisition Agreement” means, with respect to any Limited Conditionality Acquisition, the definitive acquisition documentation in respect thereof. “Loan Documents” means this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, any promissory notes issued pursuant to Section 2.10(f) of this Agreement, any Letter of Credit applications, any Letter of Credit Agreement, the Collateral Documents, the Subsidiary Guaranty, and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements, intercreditor agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby, excluding any Banking Services Agreement or Swap Agreement. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative. “Loan Parties” means, collectively, the Borrowers and the Subsidiary Guarantors. “Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement. “Local Time” means (i) Chicago time in the case of a Loan, Borrowing or LC Disbursement denominated in Dollars and (ii) local time in the case of a Loan, Borrowing or LC Disbursement denominated in a Foreign Currency (it being understood that such local time shall mean (a) London, England time with respect to any Foreign Currency (other than euro, Japanese Yen and Swiss Francs), (b) Brussels, Belgium time with respect to euro, (c) Tokyo, Japan time with respect to 31

“NYFRB” means the Federal Reserve Bank of New York. “NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero0%, such rate shall be deemed to be zero0% for purposes of this Agreement. “NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source. “Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of the Loan Parties to any of the Lenders, the Administrative Agent, the Issuing Bank or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, in each case, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof. “OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury. “Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any Sale and Leaseback Transaction to which such Person is a party which is not a Capitalized Lease, (c) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (d) any indebtedness, liability or obligation arising with respect to any other transaction to which such Person is a party which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding obligations with respect to Operating Leases. “Omega” means H.C. Starck Inc., a Delaware corporation. “Omega Acquisition” means the acquisition, directly or indirectly, of all of the outstanding Equity Interests of Omega by the Company pursuant to the Omega Purchase Agreement. “Omega Closing Date” means the date on which the conditions specified in Section 4.02 are satisfied (or waived in accordance with Section 9.02). “Omega Closing Date Commitments” means the Term Loan Commitments and the Omega Closing Date Revolving Commitments. “Omega Closing Date Limited Conditionality Provision” means that, to the extent any Collateral (including the grant or perfection of any security interest therein) is not or cannot be provided 34

Affiliates’) obligations under the Omega Purchase Agreement or decline to consummate the Omega Acquisition as a result of a breach of such representations in the Omega Purchase Agreement. “Operating Lease” of a Person means any lease of Property other than a Capitalized Lease. “Other Benchmark Rate Election” means, with respect to any Loan denominated in Dollars, if the then-current Benchmark is the LIBO Rate, the occurrence of: (a) a request by the Company to the Administrative Agent to notify each of the other parties hereto that, at the determination of the Company, Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a LIBOR-based rate, a term benchmark rate as a benchmark rate, and (b) the Administrative Agent, in its sole discretion, and the Company jointly elect to trigger a fallback from the LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Company and the Lenders. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19). “Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowingstransactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate. “Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in a Foreign Currency, an overnight rate determined by the Administrative Agent or the Issuing Bank, as the case may be, in accordance with banking industry rules on interbank compensation. “Participant” has the meaning set forth in Section 9.04. “Participant Register” has the meaning assigned to such term in Section 9.04(c)(ii). “Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union. “Patriot Act” means the USA PATRIOT Act of 2001. 36

“Payment” has the meaning assigned to such term in Section 8.06(c). “Payment Notice” has the meaning assigned to such term in Section 8.06(c). “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions. “Permitted Liens” is defined in Section 6.02. “Permitted Precious Metals Agreements” means precious metals agreements and arrangements (whether styled as debt, a lease, a consignment or otherwise) entered into from time to time by the Company or any Subsidiary, but only to the extent that the aggregate Dollar Amount of the precious metals outstanding thereunder does not exceed $600,000,000615,000,000. For purposes of this definition, “precious metals” shall include, without limitation, gold, silver, platinum, palladium, rhodium and copper (even though copper is not generally deemed to be a precious metal). “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA. “Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time. “Pledge Subsidiary” means (i) each Domestic Subsidiary which is a Material Subsidiary and (ii) each First Tier Foreign Subsidiary which is a Material Subsidiary. “Pounds Sterling” means the lawful currency of the United Kingdom. “Prepayment Event” means: (a) any sale, transfer or other disposition of any property or asset of the Company or any Subsidiary pursuant to Section 6.03(a)(iv)(D) resulting in the receipt of Net Proceeds in excess of $10,000,000; or (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Company or any Subsidiary resulting in the receipt of Net Proceeds in excess of $10,000,000; or (c) the incurrence by the Company or any Subsidiary of any Indebtedness (other than Loans), other than Indebtedness permitted under Section 6.01 or permitted by the Required Lenders pursuant to Section 9.02. “Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Administrative Agent) or any similar release by the Board (as 37 reasonably determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective. “Precious Metals” means precious metal and copper, any and all inventory or work-in- process that contains precious metal or copper and any proceeds of the foregoing. “Pro Forma Basis” means, with respect to any event, that the Company is in compliance to the reasonable satisfaction of the Administrative Agent on a pro forma basis with the applicable covenant, calculation or requirement herein recomputed as if the event with respect to which compliance on a Pro Forma Basis is being tested had occurred on the first day of the four Fiscal Quarter period most recently ended on or prior to such date and for which financial statements have been delivered pursuant to Section 5.01. “Pro Forma” shall have a correlative meaning. “Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person; other assets owned by such Person; and to the extent of such Person’s interest therein, other assets leased or operated by such Person. “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “QFC Credit Support” has the meaning assigned to it in Section 9.19. “Qualified Cash” means, at any time the same is to be determined, unrestricted and unencumbered (other than Liens permitted under clauses (a), (b), (f), (t), (u)(i) and (u)(ii) of Section 6.02) cash, and Cash Equivalent Investments, of the Company or any Subsidiary as reflected on the most recent consolidated balance sheet of the Company and its Subsidiaries in each case at such time; provided that Qualified Cash shall not exceed $25,000,000. “Recipient” means (a) the Administrative Agent, (b) any Lender or (c) any Issuing Bank, as applicable. “Reference Time” with respect to any setting of the then-current Benchmark means (i) if such Benchmark is the LIBOTerm SOFR Rate, 11:005:00 a.m., LondonChicago time, on the day that is two (2) London banking daysU.S. Government Securities Business Days preceding the date of such setting, (ii) if such Benchmark is the EURIBO Rate, 11:00 a.m., Brussels time, two (2) TARGET Days preceding the date of such setting, (iii) if such Benchmark is the TIBO Rate, 11:00 a.m., Japan time, two (2) Business Days preceding the date of such setting, (iv) if the RFR for such Benchmark is SONIA, then fivefour (54) RFR Business Days prior to such setting, (v) if the RFR for such Benchmark is SARON, then five (5) RFR Business Days prior to such setting, (vi) if the RFR for such Benchmark is Daily Simple SOFR, then four (4) RFR Business Days prior to such setting or (vivii) if such Benchmark is none of the LIBOTerm SOFR Rate, Daily Simple SOFR, the EURIBO Rate, the TIBO Rate, SONIA or SARON, the time determined by the Administrative Agent in its reasonable discretion. “Register” has the meaning set forth in Section 9.04. “Regulation D” means Regulation D of the Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof. 38

"Regulation T" means Regulation T of the Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

"Regulation U" means Regulation U of the Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

"Regulation X" means Regulation X of the Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

"Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

"Relevant Governmental Body" shall mean (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Board and/or the NYFRB, or a committee officially endorsed or convened by the Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Pounds Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in euro, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Japanese Yen, the Bank of Japan, or a committee officially endorsed or convened by the Bank of Japan or, in each case, any successor thereto, (v) with respect to a Benchmark Replacement in respect of Loans denominated in Swiss Francs, the Swiss National Bank, or a committee officially endorsed or convened by the Swiss National Bank or, in each case, any successor thereto, and (vi) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

"Relevant Rate" ~~shall mean~~means (i) with respect to any ~~Eurocurrency~~Term Benchmark Borrowing denominated in Dollars, the ~~LIBO~~Adjusted Term SOFR Rate, (ii) with respect to any ~~Eurocurrency~~Term Benchmark Borrowing denominated in euro, the Adjusted EURIBO Rate, (iii) with respect to any ~~Eurocurrency~~Term Benchmark Borrowing denominated in Japanese Yen, the Adjusted TIBO Rate or (iv) with respect to any RFR Borrowing denominated in Pounds Sterling ~~or~~, Swiss Francs or Dollars, the applicable Adjusted Daily Simple RFR, as applicable.

"Relevant Screen Rate" ~~shall mean~~means (i) with respect to any ~~Eurocurrency~~Term Benchmark Borrowing denominated in Dollars, the ~~LIBO Screen~~Term SOFR Reference Rate, (ii) with respect to any ~~Eurocurrency~~Term Benchmark Borrowing denominated in euro, the EURIBO Screen Rate or (iii) with respect to any ~~Eurocurrency~~Term Benchmark Borrowing denominated in Japanese Yen, the TIBO Screen Rate, as applicable.

"Required Lenders" means, subject to Section 2.24, (a) at any time prior to the earlier of the Loans becoming due and payable pursuant to Section 7.02 or the Commitments terminating or expiring, Lenders having Credit Exposures and Unfunded Commitments representing more than 50% of the sum of the total Credit Exposure and Unfunded Commitments at such time; provided that, solely for

39

“Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto. “Revolving Commitment” means, with respect to each Revolving Lender, the amount set forth on Schedule 2.01 opposite such Revolving Lender’s name under the heading “Revolving Commitment”, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) contemplated hereby pursuant to which such Revolving Lender shall have assumed its Revolving Commitment, as applicable, and giving effect to (a) any reduction in such amount from time to time pursuant to Section 2.09, (b) any increase from time to time pursuant to Section 2.20 and (c) any reduction or increase in such amount from time to time pursuant to assignments by or to such Revolving Lender pursuant to Section 9.04; provided that at no time shall the Revolving Credit Exposure of any Revolving Lender exceed its Revolving Commitment. The initial aggregate amount of the Revolving Commitments on the Effective Date is $375,000,000. “Revolving Credit Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Credit Maturity Date and the date of termination of the Revolving Commitments. “Revolving Credit Exposure” means, with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Revolving Lender’s Revolving Loans, its LC Exposure and its Swingline Exposure at such time. “Revolving Credit Maturity Date” means October 27, 2026, as extended (in the case of each Revolving Lender consenting thereto) pursuant to Section 2.25; provided, however, in each case, if such date is not a Business Day, the Revolving Credit Maturity Date shall be the next preceding Business Day. “Revolving Lender” means, as of any date of determination, each Lender that has a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Credit Exposure. “Revolving Loan” means a Loan made by a Revolving Lender pursuant to Section 2.01(a). “RFR” when used in reference to a currency means,means, for any RFR Loan denominated in (a) Pounds Sterling and, SONIA, (b) Swiss Francs and,, SARON and (c) Dollars, Daily Simple SOFR, and when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to (a) with respect to a Loan denominated in Pounds Sterling, SONIA and (b) with respect to a Loan denominated in Swiss Francs, SARONthe applicable Adjusted Daily Simple RFR. “RFR Administrator” means the SONIA Administrator or the SARON Administrator. “RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing. “RFR Business Day” means, for any Loan denominated in (a) Pounds Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and, (b) Swiss Francs, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which 41 banks are closed for the settlement of payments and foreign exchange transactions in Zurich and (c) Dollars, a U.S. Government Securities Business Day. “RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”. “RFR Loan” shall meanmeans a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR. “S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business. “Sale and Leaseback Transaction” means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee. “Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (including, at the time of this Agreement,Amendment No. 1, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria). “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, HerHis Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions. “Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, HerHis Majesty’s Treasury of the United Kingdom or other relevant sanctions authority. “SARON” means, with respect to any Business Day, a rate per annum equal to the Swiss Average Rate Overnight for such Business Day published by the SARON Administrator on the SARON Administrator’s Website. “SARON Administrator” means the SIX Swiss Exchange AG (or any successor administrator of the Swiss Average Rate Overnight). “SARON Administrator’s Website” means the SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time. “SEC” means the United States Securities and Exchange Commission. “Secured Obligations” means all Obligations, together with all Swap Obligations and Banking Services Obligations owing to one or more Lenders or their respective Affiliates; provided that the definition of “Secured Obligations” shall not create any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party. 42

“Security Agreement” means the Domestic Security Agreement and/or the Dutch Security Agreements, as the context requires. “SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day publishedas administered by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day. “SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” means the NYFRB’s websiteWebsite, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”. “Solvent” means, in reference to any Person, (i) the fair value of the assets of such Person, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of such Person will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such Person will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) such Person will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the Effective Date. “SONIA” shall meanmeans, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day. “SONIA Administrator” shall meanmeans the Bank of England (or any successor administrator of the Sterling Overnight Index Average). “SONIA Administrator’s Website” shall meanmeans the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time. “Specified Representations” means the representations and warranties of the Borrowers and the Subsidiary Guarantors set forth in the first sentence of Section 3.01 (solely with respect to the Borrowers and the Subsidiary Guarantors), Section 3.02 (solely with respect to the Borrowers and the Subsidiary Guarantors), Section 3.03(b) (solely with respect to no violation of the organizational documents of the Borrowers or any Subsidiary Guarantor), Sections 3.08, 3.12, 3.16(c), 3.18 (solely with respect to the Borrowers and the Subsidiary Guarantors and subject to the Omega Closing Date Limited Conditionality Provision) and the penultimate sentence of Section 3.19 of this Agreement. “Specified Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder. 43

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, Adjusted EURIBO Rate or the Adjusted TIBO Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D of the Board. Eurocurrency Loans. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D of the Board or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. “Subordinated Indebtedness” means any Indebtedness of the Company or any Subsidiary, the payment of which is subordinated to payment of the Secured Obligations in a manner reasonably acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld, delayed or conditioned). “Subordinated Indebtedness Documents” means any document, agreement or instrument evidencing any Subordinated Indebtedness or entered into in connection with any Subordinated Indebtedness. “subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. “Subsidiary” means any subsidiary of the Company. “Subsidiary Guarantor” means each Domestic Subsidiary Guarantor and each Dutch Subsidiary Guarantor. The Subsidiary Guarantors on the Effective Date are identified as such in Schedule 3.01 hereto. “Subsidiary Guaranty” means that certain Fourth Amended and Restated Guaranty dated as of the Effective Date (including any and all supplements thereto) and executed by each Subsidiary Guarantor party thereto, and, in the case of any guaranty by a Foreign Subsidiary, any other guaranty agreements executed by a Dutch Subsidiary Guarantor for the benefit of the Administrative Agent and the other Holders of Secured Obligations, in each case as amended, restated, supplemented or otherwise modified from time to time. “Substantial Portion” means Property which represents more than 10% of the Consolidated Total Assets of the Company or Property which is responsible for more than 10% of the consolidated net sales or of the Consolidated Net Income of the Company, in each case, as would be 44 sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term Benchmark”, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate or the Adjusted TIBO Rate. “Term Lender” means, as of any date of determination, each Lender having a Term Loan Commitment or that holds Term Loans. “Term Loan Availability Period” means the period beginning on the Effective Date and ending on (and including) the Term Loan Commitment Expiration Date. “Term Loan Commitment” means (a) with respect to any Term Lender, the amount set forth on Schedule 2.01 opposite such Term Lender’s name under the heading “Term Loan Commitment”, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) contemplated hereby pursuant to which such Term Lender shall have assumed its Term Loan Commitment, as applicable, and giving effect to (i) any reduction in such amount from time to time pursuant to Section 2.09 and (ii) any reduction or increase in such amount from time to time pursuant to assignments by or to such Term Lender pursuant to Section 9.04 and (b) as to all Term Lenders, the aggregate commitments of all Term Lenders to make Term Loans. After advancing the Term Loan, each reference to a Term Lender’s Term Loan Commitment shall refer to that Term Lender’s Applicable Percentage of the Term Loans. The initial aggregate amount of the Term Loan Commitments on the Effective Date is $300,000,000. “Term Loan Commitment Expiration Date” means the earliest of (i) 11:59 p.m., New York City time, five Business Days after the Termination Date (as defined in the Omega Purchase Agreement as in effect on September 19, 2021, and as such Termination Date may be extended pursuant to the final paragraph of Section 8.1 of the Omega Purchase Agreement as in effect on September 19, 2021), (ii) the closing of the Omega Acquisition with or without the use of the Omega Closing Date Loans and (iii) the termination of the Omega Purchase Agreement in accordance with the terms thereof prior to closing of the Omega Acquisition or the termination by the Company of the Company’s (or any of the Company’s Affiliates’) obligations under the Omega Purchase Agreement to consummate the Omega Acquisition in accordance with the terms thereof. “Term Loan Maturity Date” means the date that is the five-year anniversary of the Omega Closing DateNovember 1, 2026, as extended (in the case of each Term Lender consenting thereto) pursuant to Section 2.25; provided, however, in each case, if such date is not a Business Day, the Term Loan Maturity Date shall be the next preceding Business Day. “Term Loans” means the term loans made by the Term Lenders to the Company pursuant to Section 2.01(b). “Term SOFR” shall mean, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body. “Term SOFR Notice” shall mean a notification by the Administrative Agent to the Lenders and the Company of the occurrence of a Term SOFR Transition Event.Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate. 46

“Term SOFR Transition Event” shall mean the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable (and, for the avoidance of doubt, not in the case of an Other Benchmark Rate Election), has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.14 that is not Term SOFR.Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator. “TIBO Interpolated Rate” shall mean, at any time, with respect to any Eurocurrency Borrowing denominated in Japanese Yen and for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the TIBO Screen Rate for the longest Interest Period (for which the TIBO Screen Rate is available for Japanese Yen) that is shorter than the Impacted TIBO Rate Interest Period; and (b) the TIBO Screen Rate for the shortest Interest Period (for which the TIBO Screen Rate is available for Japanese Yen) that exceeds the Impacted TIBO Rate Interest Period, in each case, at such time; provided that, if any TIBO Interpolated Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day. “TIBO Rate” shall meanmeans, with respect to any EurocurrencyTerm Benchmark Borrowing denominated in Japanese Yen and for any Interest Period, the TIBO Screen Rate at approximately 1:00 p.m., Japan time, two (2) Business Days prior to the commencement of such Interest Period; provided that, if the TIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted TIBO Rate Interest Period”) with respect to Japanese Yen then the TIBO Rate shall be the TIBO Interpolated Rate. “TIBO Screen Rate” shall mean, for any day and time, with respect to any Eurocurrency Borrowing denominated in Japanese Yen and for any Interest Period,means the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other person which takes over the administration of such rate) for Japanese Yen for the relevant period displayed on page DTIBOR01 of the Reuters screen (or, in the event such rate does not appear on such Reuters page or screen, on any successor or substitute page on such screen that displays such rate, 47 or on the appropriate page of such other information service that publishes such rate as selected by the Administrative Agent from time to time in its reasonable discretion). If the TIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. as published at approximately 1:00 p.m., Japan time, two (2) Business Days prior to the commencement of such Interest Period. “TIBOR” has the meaning assigned to such term in Section 1.06. “Total Revolving Credit Exposure” means, at any time, the sum of (a) the outstanding principal amount of the Revolving Loans and Swingline Loans at such time and (b) the total LC Exposure at such time. “Trade Date” has the meaning assigned to such term in Section 9.04(e)(i). “Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof, and the issuance of Letters of Credit hereunder. “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBOTerm SOFR Rate, the Adjusted EURIBO Rate, the Adjusted TIBO Rate, the Alternate Base Rate or theAdjusted Daily Simple RFR, the Alternate Base Rate, the Japanese Prime Rate or the Central Bank Rate. “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unadjusted Benchmark Replacement” shall meanmeans the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “Unfunded Commitment” means, with respect to each Lender, the Commitment of such Lender less its Revolving Credit Exposure. “United States” or “U.S.” mean the United States of America. “Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations. 48

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code. “U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.19. “U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.17(e). “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended (the “Applicable Indebtedness”), the effect of any prepayments made on such Applicable Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded. “Wholly-Owned” means, when used in reference to a subsidiary of any Person, that all the Equity Interests in such subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly-owned subsidiary of such Person or any combination thereof. “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “EurocurrencyTerm Benchmark Loan” or an “RFR Loan”) or by Class and Type (e.g., a “EurocurrencyTerm Benchmark Revolving Loan” or an “RFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a 49

“EurocurrencyTerm Benchmark Borrowing” or an “RFR Borrowing”) or by Class and Type (e.g., a “EurocurrencyTerm Benchmark Revolving Borrowing” or an “RFR Revolving Borrowing”). SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any law, statute, rule or regulation shall, unless otherwise specified, be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein (including the definitions of Capitalized Lease and Capitalized Lease Obligations), all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. Notwithstanding anything to the contrary contained in this Section 1.04 or in the definition of “Capitalized Lease Obligations,” any change in accounting for leases before or after the date hereof pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such 50 adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith. SECTION 1.05. Amendment and Restatement of the Existing Credit Agreement. The parties to this Agreement agree that, upon (i) the execution and delivery by each of the parties hereto of this Agreement and (ii) satisfaction of the conditions set forth in Section 4.01, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation. All Loans made and Obligations incurred under the Existing Credit Agreement which are outstanding on the Effective Date shall continue as Loans and Obligations under (and, as of the Effective Date, shall be governed by the terms of) this Agreement and the other Loan Documents. Without limiting the foregoing, upon the effectiveness hereof: (a) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent”, the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents, (b) the Existing Letters of Credit which remain outstanding on the Effective Date shall continue as Letters of Credit under (and, as of the Effective Date, shall be governed by the terms of) this Agreement, (c) all obligations constituting “Obligations” with any Lender or any Affiliate of any Lender which are outstanding on the Effective Date shall continue as Obligations under this Agreement and the other Loan Documents, (d) the Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s credit exposure under the Existing Credit Agreement as are necessary in order that each such Lender’s Revolving Credit Exposure and outstanding Revolving Loans hereunder reflect such Lender’s Applicable Percentage of the outstanding aggregate Revolving Exposures on the Effective Date and (e) the Company hereby agrees to compensate each Lender for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any Eurocurrency Loans (as defined in this Agreement as of the Effective Date) (including the “Eurocurrency Loans” under the Existing Credit Agreement) and such reallocation described above, in each case on the terms and in the manner set forth in Section 2.16 hereofof this Agreement as of the Effective Date. SECTION 1.06. Interest Rates; LIBORBenchmark Notification. The interest rate on a Loan denominated in an AgreedDollars or a Foreign Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate (“LIBOR”) is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that: (a) immediately after December 31, 2021, publication of all seven euro LIBOR settings, all seven Swiss Franc LIBOR settings, the spot next, 1-week, 2-month and 12-month Japanese Yen LIBOR settings, the overnight, 1-week, 2-month and 12-month Pound Sterling LIBOR settings, and the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; immediately after December 31, 2021, the 1- month, 3-month and 6-month Japanese Yen LIBOR settings and the 1-month, 3-month and 6- month Pound Sterling LIBOR settings will cease to be provided or, subject to consultation by the FCA, be provided on a changed methodology (or “synthetic”) basis and no longer be representative of the underlying market and economic reality they are intended to measure and that 51 representativeness will not be restored; and immediately after June 30, 2023, the 1-month, 3- month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, Section 2.14(b) and Section 2.14(c) provideprovides a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Company, pursuant to Section 2.14(e), of any change to the reference rate upon which the interest rate on Eurocurrency Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to the Daily Simple RFR, LIBOR, EURIBOR or other rates in the definition of “LIBO Rate” (or “EURIBO Rate”, or “TIBO Rate”, as applicable) orany interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.14(b) or Section 2.14(c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.14(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the Daily Simple RFR, the LIBO Rate (or the EURIBO Rate, or the TIBO Rate, as applicable)existing interest rate being replaced or have the same volume or liquidity as did LIBOR (or the euro interbank offered rate (“EURIBOR”), or the Tokyo interbank offered rate (“TIBOR”), as applicable)any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any Daily Simple RFR, interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Company. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any RFR, Daily Simple RFR or any rate with respect to any Eurocurrency Loaninterest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Company, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. SECTION 1.07. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time. 52

SECTION 1.08. Pro Forma Adjustments for Acquisitions and Dispositions. To the extent the Company or any Subsidiary makes any Acquisition or Investment permitted pursuant to Section 6.04 or disposition of assets outside the ordinary course of business permitted by Section 6.03 during the period of four Fiscal Quarters of the Company most recently ended, the Leverage Ratio, the First Lien Leverage Ratio and Interest Coverage Ratio, and any other financial covenant or definition, shall be calculated after giving Pro Forma effect thereto, as if such Acquisition or Investment or such disposition (and any related incurrence, repayment or assumption of Indebtedness) had occurred in the first day of such four Fiscal Quarter period. SECTION 1.09. Certain Calculations. For purposes of calculating any “net” ratio test utilized in any debt incurrence test (including any amounts permitted to be incurred pursuant to Section 2.20), such ratio shall be calculated after giving effect to any such incurrence on a Pro Forma Basis, and, in each case, with respect to any revolving credit commitments being established utilizing a debt incurrence test (including any Incremental Revolving Commitment), assuming a borrowing of the maximum amount of such revolving credit commitment (but for the avoidance of doubt, no other previously established revolving commitment), and such calculation shall be made excluding the cash proceeds from such incurrence from the amount of cash and Cash Equivalents that may be netted in the calculation of pro forma Leverage Ratio or First Lien Leverage Ratio, as applicable. SECTION 1.10. Exchange Rates; Currency Equivalents. (a) The Administrative Agent or the Issuing Bank, as applicable, shall determine the Dollar Amount of Borrowings or Letters of Credit denominated in Foreign Currencies on each Computation Date. Such Dollar Amount shall become effective as of such Computation Date and shall be the Dollar Amount of such amounts until the next Computation Date to occur. Except for purposes of financial statements delivered by the Company hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Agreed Currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Amount as so determined by the Administrative Agent or the Issuing Bank, as applicable. (b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a EurocurrencyTerm Benchmark Loan or an RFR Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in a Foreign Currency, such amount shall be the Dollar Amount of such amount (rounded to the nearest unit of such Foreign Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Bank, as the case may be. ARTICLE II The Credits SECTION 2.01. Commitments. Prior to the Effective Date, certain loans were previously made to the Borrowers under the Existing Credit Agreement which remain outstanding as of the date of this Agreement (such outstanding loans being hereinafter referred to as the “Existing Loans”). Subject to the terms and conditions set forth in this Agreement, the Borrowers and each of the Lenders agree that on the Effective Date but subject to the satisfaction of the conditions precedent set forth in Section 4.01 and the reallocation and other transactions described in Section 1.05, the Existing Loans shall, as of the Effective Date, be reevidenced as Revolving Loans under this Agreement and the terms of the Existing Loans shall be restated in their entirety and shall be evidenced by this Agreement. Subject to the terms and conditions set forth herein, (a) each Revolving Lender (severally and not jointly) agrees 53 to make Revolving Loans to the Borrowers in Agreed Currencies from time to time during the Revolving Credit Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing to any Swingline Loans outstanding pursuant to Section 2.10(a)) in, subject to Sections 2.04 and 2.11(b), (i) the Dollar Amount of such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment, (ii) the Dollar Amount of the Total Revolving Credit Exposure exceeding the aggregate Revolving Commitments, (iii) the Dollar Amount of the total outstanding Revolving Loans and LC Exposure, in each case denominated in Foreign Currencies, exceeding the Foreign Currency Sublimit or (iv) the total Revolving Credit Exposures in respect of Foreign Subsidiary Borrowers exceeding the Foreign Subsidiary Borrower Sublimit and (b) each Term Lender with a Term Loan Commitment (severally and not jointly) agrees to make a Term Loan to the Company in Dollars in a single drawing during the Term Loan Availability Period on the Omega Closing Date, in an amount equal to such Lender’s Term Loan Commitment by making immediately available funds available to the Administrative Agent’s designated account, not later than the time specified by the Administrative Agent. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed. SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the applicable Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05. The Term Loans shall amortize as set forth in Section 2.10. (b) Subject to Section 2.14, each Borrowing shall be comprised (i) in the case of Borrowings in Dollars, entirely of ABR Loans or EurocurrencyTerm Benchmark Loans and (ii) in the case of Borrowings in any other Agreed Currency, entirely of EurocurrencyTerm Benchmark Loans or RFR Loans, as applicable, in each case of the same Agreed Currency, as the relevant Borrower may request in accordance herewith; provided that each ABR Loan shall only be made in Dollars. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement. (c) At the commencement of each Interest Period for any EurocurrencyTerm Benchmark Revolving Borrowing that is made to the Company, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 (or, if such Borrowing is denominated in (i) Japanese Yen, JPY100,000,000 or (ii) a Foreign Currency other than Japanese Yen, 1,000,000 units of such currency) and not less than $3,000,000 (or, if such Borrowing is denominated in (i) Japanese Yen, JPY300,000,000 or (ii) a Foreign Currency other than Japanese Yen, 3,000,000 units of such currency). Subject to paragraph (e) of this Section, at the commencement of each Interest Period for any EurocurrencyTerm Benchmark Revolving Borrowing that is made to a Foreign Subsidiary Borrower, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 (or, if such Borrowing is denominated in (i) Japanese Yen, JPY10,000,000 or (ii) a Foreign Currency other than Japanese Yen, 100,000 units of such currency) and not less than $100,000 (or, if such Borrowing is denominated in (i) Japanese Yen, JPY10,000,000 or (ii) a Foreign Currency other than Japanese Yen, 100,000 units of such currency). At the time that each ABR Revolving Borrowing and/or RFR Borrowing is made, such Borrowing shall be in an aggregate Dollar Amount that is an integral multiple 54 of $500,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $500,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of eight (8) EurocurrencyTerm Benchmark Borrowings or RFR Borrowings outstanding. (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Maturity Date. (e) An initial Borrowing from any Lender, and (to the extent before such initial Borrowing) any initial Letter of Credit issued under Section 2.06 by the Issuing Bank, to any Borrower that is organized under the laws of the Netherlands shall at all times be provided by a Lender that is a Dutch Non-Public Lender. SECTION 2.03. Requests for Borrowings. To request a Borrowing, the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent of such request by irrevocable written notice (via a written Borrowing Request signed by the applicable Borrower, or the Company on behalf of the applicable Borrower) (a)(i) in the case of a EurocurrencyTerm Benchmark Borrowing denominated in Dollars, not later than 12:00 noon, New York City time, three (3) U.S. Government Securities Business Days before the date of the proposed Borrowing, (ii) in the case of a EurocurrencyTerm Benchmark Borrowing denominated in euro or Japanese Yen, not later than 12:00 noon, New York City time, three (3) Business Days before the date of the proposed Borrowing, (iii) in the case of an RFR Borrowing denominated in Pounds Sterling, not later than 11:00 a.m., New York City time, five (5) RFR Business Days before the date of the proposed Borrowing and (iv) in the case of an RFR Borrowing denominated in Swiss Francs, not later than 11:00 a.m., New York City time, five (5) RFR Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., Chicago time, on the Business Day of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., Chicago time, on the date of the proposed Borrowing. Each Borrowing Request to fund an Acquisition permitted hereunder or other transaction may be conditioned upon such Acquisition or transaction, provided that any such conditioning shall not avoid any payment that may be owed under Section 2.16. Each such Borrowing Request shall specify the following information in compliance with Section 2.02: (i) the name of the applicable Borrower; (ii) the Agreed Currency and aggregate principal amount of the requested Borrowing; (iii) the date of such Borrowing, which shall be a Business Day; (iv) whether such Borrowing is to be an ABR Borrowing, a EurocurrencyTerm Benchmark Borrowing or an RFR Borrowing, and whether such Borrowing is to be a Revolving Borrowing or a Term Loan Borrowing; 55

(v) in the case of a EurocurrencyTerm Benchmark Borrowing, the Agreed Currency and initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and (vi) the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07. If no election as to the currency of a Borrowing is specified, then the requested Borrowing shall be made in Dollars. If no election as to the Type of Borrowing is specified, then, in the case of a Borrowing denominated in Dollars, the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested EurocurrencyTerm Benchmark Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. Notwithstanding anything to the contrary in this Section 2.03, any request for Omega Closing Date Loans to be made on the Omega Closing Date may be conditioned upon the consummation of the Omega Acquisition on such date. SECTION 2.04. Determination of Dollar Amounts. The Administrative Agent or the Issuing Bank, as applicable, will determine the Dollar Amount of: (a) any Loan denominated in a Foreign Currency, on each of the following: (i) the date of the Borrowing of such Loan and (ii)(A) with respect to any Term Benchmark Loan, each date of a conversion or continuation of such Loan pursuant to the terms of this Agreement, and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month), (b) any Letter of Credit denominated in a Foreign Currency, on each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof, and (c) any Credit Event, on any additional date as the Administrative Agent may determine at any time when an Event of Default exists. Each day upon or as of which the Administrative Agent (or the Issuing Bank, as applicable) determines Dollar Amounts as described in the preceding clauses (a), (b) and (c) is herein described as a “Computation Date” with respect to each Credit Event for which a Dollar Amount is determined on or as of such day. SECTION 2.05. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender may agree, but shall have no obligation, to make Swingline Loans in Dollars to the Company from time to time during the Revolving Credit Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $30,000,000, (ii) the Swingline Lender’s Revolving Credit Exposure exceeding its Revolving Commitment or (iii) the Dollar Amount of the Total Revolving Credit Exposure exceeding the aggregate Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the 56

Administrative Agent in Dollars the Dollar Amount equal to such LC Disbursement, calculated as of the date the Issuing Bank made such LC Disbursement (or if the Issuing Bank shall so elect in its sole discretion by notice to the Company, in such other Agreed Currency which was paid by the Issuing Bank pursuant to such LC Disbursement in an amount equal to such LC Disbursement) not later than 12:00 noon, Local Time, on the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 10:00 a.m., Local Time, on such date, or, if such notice has not been received by the Company prior to 10:00 a.m., Local Time on such date, then not later than 12:00 noon, Local Time, on the Business Day immediately following the day that the Company receives such notice; provided that, if such LC Disbursement is not less than the Dollar Amount of $1,000,000, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with (i) to the extent such LC Disbursement was made in Dollars, an ABR Revolving Borrowing, EurocurrencyTerm Benchmark Revolving Borrowing or Swingline Loan in Dollars in an amount equal to such LC Disbursement or (ii) to the extent that such LC Disbursement was made in a Foreign Currency, a EurocurrencyTerm Benchmark Revolving Borrowing or an RFR Revolving Borrowing in such Foreign Currency in an amount equal to such LC Disbursement and, in each case, to the extent so financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing, EurocurrencyTerm Benchmark Revolving Borrowing, RFR Revolving Borrowing or Swingline Loan, as applicable. If the Company fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Company in respect thereof and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Company, in the same manner as provided in Section 2.07 with respect to Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement. If the Company’s reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, the Issuing Bank or any Revolving Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the Company shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the Issuing Bank or the relevant Revolving Lender or (y) reimburse each LC Disbursement made in such Foreign Currency in Dollars, in an amount equal to the Dollar Amount thereof calculated on the date such LC Disbursement is made. (f) Obligations Absolute. The Company’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the 60 provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s obligations hereunder or (v) any adverse change in the relevant exchange rates or in the availability of the relevant Foreign Currency to the Company or any Subsidiary or in the relevant currency markets generally. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Bank, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the Issuing Bank. Notwithstanding anything to the contrary in this paragraph, nothing herein shall be construed to excuse the Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. (g) Disbursement Procedures. The Issuing Bank shall, within the time allowed by applicable law or the specific terms of the applicable Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly after such examination notify the Administrative Agent and the Company by telephone (confirmed by telecopy or electronic mail) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement. (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans (or in the case such LC Disbursement is denominated in a Foreign Currency, at the Overnight Rate for such Agreed Currency plus the then effective Applicable Rate with respect to EurocurrencyTerm Benchmark Revolving Loans); provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank for such LC Disbursement shall be for the account of such Revolving Lender to the extent of such payment. (i) Replacement and Resignation of the Issuing Bank. (A) The Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving 61 occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three (3) Business Days after all such Events of Default have been cured or waived. (k) Conversion. In the event that the Revolving Loans become immediately due and payable on any date pursuant to Article VII, all amounts (i) that the Company is at the time or thereafter becomes required to reimburse or otherwise pay to the Administrative Agent in respect of LC Disbursements made under any Foreign Currency Letter of Credit (other than amounts in respect of which the Company has deposited cash collateral pursuant to paragraph (j) above, if such cash collateral was deposited in the applicable Foreign Currency to the extent so deposited or applied), (ii) that the Revolving Lenders are at the time or thereafter become required to pay to the Administrative Agent and the Administrative Agent is at the time or thereafter becomes required to distribute to the Issuing Bank pursuant to paragraph (e) of this Section in respect of unreimbursed LC Disbursements made under any Foreign Currency Letter of Credit and (iii) of each Revolving Lender’s participation in any Foreign Currency Letter of Credit under which an LC Disbursement has been made shall, automatically and with no further action required, be converted into the Dollar Amount thereof on such date (or in the case of any LC Disbursement made after such date, on the date such LC Disbursement is made), of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, the Issuing Bank or any Revolving Lender in respect of the obligations described in this paragraph shall accrue and be payable in Dollars at the rates otherwise applicable hereunder. (l) Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time. (m) Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Company (i) shall reimburse, indemnify and compensate the Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Company and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit (other than the defense of payment and performance in full in cash). The Company hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries. SECTION 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof (which shall be the Omega Closing Date in the case of the Term Loans) solely by wire transfer of immediately available funds (i) in the case of Loans denominated in Dollars, by 12:00 noon, Chicago time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders and (ii) in the case of each Loan denominated in a Foreign Currency, by 12:00 noon, Local Time, in the city of the Administrative Agent’s EurocurrencyForeign Currency Payment Office for such currency and at such EurocurrencyForeign Currency Payment Office for such currency; provided (i) Term Loans shall be made as provided in 63

Section 2.01(b) and (ii) that Swingline Loans shall be made as provided in Section 2.05. Except in respect of the provisions of this Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the funds so received in the aforesaid account of the Administrative Agent to (x) an account of such Borrower maintained with the Administrative Agent in New York City or Chicago and designated by such Borrower in the applicable Borrowing Request, in the case of Loans denominated in Dollars and (y) an account of such Borrower in the relevant jurisdiction and designated by such Borrower in the applicable Borrowing Request, in the case of Loans denominated in a Foreign Currency; provided that Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank. (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or in the case of an ABR Borrowing, prior to 12:00 noon, Chicago time, on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans, or in the case of Foreign Currencies, in accordance with such market practice, in each case, as applicable. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. SECTION 2.08. Interest Elections. (a) Each Borrowing initially shall be of the Type and Agreed Currency specified in the applicable Borrowing Request and, in the case of a EurocurrencyTerm Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a EurocurrencyTerm Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued. (b) To make an election pursuant to this Section, a Borrower, or the Company on its behalf, shall notify the Administrative Agent of such election (by irrevocable written notice via an Interest Election Request signed by such Borrower, or the Company on its behalf) by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for EurocurrencyTerm Benchmark Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments pursuant to which such Borrowing was made. 64

(c) Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the name of the applicable Borrower, the Agreed Currency and principal amount of the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing ~~or a Eurocurrency~~(in the case of Borrowings denominated in Dollars), a Term Benchmark Borrowing or an RFR Borrowing; and

(iv) if the resulting Borrowing is a ~~Eurocurrency~~Term Benchmark Borrowing, the Interest Period ~~and Agreed Currency~~ to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a ~~Eurocurrency~~Term Benchmark Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

(e) If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a ~~Eurocurrency~~Term Benchmark Borrowing denominated in Dollars prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing at the end of such Interest Period. If the relevant Borrower fails to deliver a timely and complete Interest Election Request with respect to a ~~Eurocurrency~~Term Benchmark Borrowing denominated in a Foreign Currency prior to the end of the Interest Period applicable thereto, then, unless such Term Benchmark Borrowing is repaid as provided herein, the relevant Borrower shall be deemed to have selected that such ~~Eurocurrency~~Term Benchmark Borrowing shall automatically be continued as a ~~Eurocurrency~~Term Benchmark Borrowing in its original Agreed Currency with an Interest Period of one (1) month at the end of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a ~~Eurocurrency~~Term Benchmark Borrowing and (ii) unless repaid, (~~x~~w) each ~~Eurocurrency~~Term Benchmark Borrowing and each RFR Borrowing, in each case, denominated in Dollars shall be converted to an ABR Borrowing (in the case of a Term Benchmark Borrowing) at the end of the Interest Period applicable thereto or (in the case of an RFR Borrowing) on the next Interest Payment Date in respect thereof and (y) each ~~Eurocurrency~~Term Benchmark Borrowing and each RFR Borrowing, in each case, denominated in a Foreign Currency shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the CBR Spread (or in the case of Japanese Yen, the Japanese Prime Rate plus the Applicable Rate applicable to ABR Revolving Loans); provided that, if the Administrative Agent determines (which determination shall be

65

conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency (or in the case of Japanese Yen, the Japanese Prime Rate) cannot be determined, any outstanding affected EurocurrencyTerm Benchmark Loans or RFR Loans denominated in any Foreign Currency shall either be (A) converted to an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) at the end of the Interest Period or on the Interest Payment Date, as applicable, therefor or (B) prepaid at the end of the applicable Interest Period or on the Interest Payment Date, as applicable, in full; provided that if no election is made by the relevant Borrower by the earlier of (x) the date that is three (3) Business Days after receipt by the relevant Borrower of such notice and (y) the last day of the current Interest Period for the applicable EurocurrencyTerm Benchmark Loan, the relevant Borrower shall be deemed to have elected clause (A) above. (f) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, interest on all “Eurocurrency Loans” (as defined in this Agreement immediately prior to the Amendment No. 1 Effective Date) denominated in Dollars outstanding under this Agreement immediately prior to the Amendment No. 1 Effective Date shall continue to accrue and be paid based upon the “Adjusted LIBO Rate” (as defined in this Agreement immediately prior to the Amendment No. 1 Effective Date) applicable pursuant to the terms of this Agreement immediately prior to the Amendment No. 1 Effective Date solely until the expiration of the current “Interest Period” (as defined in this Agreement immediately prior to the Amendment No. 1 Effective Date) applicable thereto (at which time such Loans may be reborrowed as or converted to ABR Borrowings or Term Benchmark Borrowings, as applicable, in accordance with this Section 2.08). SECTION 2.09. Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Term Loan Commitments shall terminate on the Term Loan Commitment Expiration Date and (ii) the Revolving Commitments shall terminate on the Revolving Credit Maturity Date. On the Omega Closing Date (after giving effect to the funding of the Term Loans to be made on such date), the Term Loan Commitment of each Lender shall terminate. (b) The Company may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Revolving Commitments or the Term Loan Commitments, as applicable, shall be in an amount that is an integral multiple of $5,000,000 and not less than $10,000,000 (or, if less, the remaining amount of the Revolving Commitments or the Term Loan Commitments, as applicable) and (ii) the Company shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, (A) the Dollar Amount of any Lender’s Revolving Credit Exposure would exceed its Revolving Commitment or (B) the Dollar Amount of the Total Revolving Credit Exposure would exceed the aggregate Revolving Commitments. (c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments or the Term Loan Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments or the Term Loan Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the 66 shall use commercially reasonable efforts to cause each such promissory note be returned to the applicable Borrower at the request of such Borrower. SECTION 2.11. Prepayment of Loans. (a) Any Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part without premium or penalty (except as provided in Section 2.16) and any such payment shall be applied as directed by the Company, subject to prior notice in accordance with the provisions of this Section 2.11(a). The applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by written notice of any prepayment hereunder (i)(w) in the case of prepayment of a EurocurrencyTerm Benchmark Borrowing denominated in Dollars, not later than 11:00 a.m., Local Time,12:00 noon, New York City time, three (3) Business Days before the date of prepayment, (x) in the case of prepayment of a EurocurrencyTerm Benchmark Borrowing denominated in euro or Japanese Yen, not later than 12:00 noon, New York City time, fourthree (43) Business Days before the date of prepayment, (y) in the case of prepayment of an RFR Borrowing denominated in Pounds Sterling, not later than 12:00 noon, New York City time, five (5) RFR Business Days before the date of prepayment and (z) in the case of prepayment of an RFR Borrowing denominated in Swiss Francs, not later than 12:00 noon, New York City time, five (5) RFR Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., Chicago time, on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, Chicago time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Revolving Borrowing, each voluntary prepayment of a Term Loan Borrowing shall be applied ratably to the Term Loans included in the prepaid Term Loan Borrowing in such order of application as directed by the Company, and each mandatory prepayment of a Term Loan Borrowing shall be applied in accordance with Section 2.11(d). Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) any break funding payments required by Section 2.16. (b) If at any time, (i) other than as a result of fluctuations in currency exchange rates, (A) the aggregate principal Dollar Amount of the Total Revolving Credit Exposure (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Computation Date with respect to each such Credit Event) exceeds the aggregate Revolving Commitments or such sum in respect of Foreign Subsidiary Borrowers exceeds the Foreign Subsidiary Borrower Sublimit or (B) the aggregate principal Dollar Amount of the Total Revolving Credit Exposure denominated in Foreign Currencies (the “Foreign Currency Exposure”) (so calculated), as of the most recent Computation Date with respect to each such Credit Event, exceeds the Foreign Currency Sublimit or (ii) solely as a result of fluctuations in currency exchange rates, (A) the aggregate principal Dollar Amount of the Total Revolving Credit Exposure (so calculated) exceeds 105% of the aggregate Revolving Commitments or such sum in respect of Foreign Subsidiary Borrowers exceeds 105% of the Foreign Subsidiary Borrower Sublimit or (B) the Foreign Currency Exposure, as of the most recent Computation Date with respect to each such Credit Event, exceeds 105% of the Foreign Currency Sublimit, the Borrowers shall in each case immediately repay Revolving Borrowings or, if required after the payment of all Borrowings, cash collateralize LC Exposure in an account with the Administrative 68

SECTION 2.12. Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused Dollar Amount of the Revolving Commitment of such Revolving Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees shall be payable in arrears on the fifteenth (15th) day immediately following the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day and the last day of each period but excluding the date on which the Revolving Commitments terminate). For purposes of computing commitment fees, (i) the Revolving Commitment of a Revolving Lender (other than the Swingline Lender) shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Revolving Lender, and (ii) the Revolving Commitment of the Revolving Lender acting as Swingline Lender shall be deemed to be used to the extent of the outstanding Revolving Loans, LC Exposure and Swingline Loans of such Revolving Lender. (b) The Company agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in each outstanding Letter of Credit, which shall accrue on the daily maximum amount then available to be drawn under such Letter of Credit at the same Applicable Rate used to determine the interest rate applicable to EurocurrencyTerm Benchmark Revolving Loans, during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the daily maximum amount then available to be drawn under each Letter of Credit during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment or extension of any Letter of Credit and other processing fees, and other standard costs and charges, of such Issuing Bank relating to the Letters of Credit as from time to time in effect. Unless otherwise specified above, participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth (15th) day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after invoice. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Participation fees and fronting fees in respect of Letters of Credit denominated in Dollars shall be paid in Dollars, and participation fees and fronting fees in respect of Letters of Credit denominated in a Foreign Currency shall be paid in Dollars in the Dollar Amount thereof. (c) The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent. (d) All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances. 70

SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate. (b) The Loans comprising each EurocurrencyTerm Benchmark Borrowing shall bear interest at the Adjusted LIBOTerm SOFR Rate, the Adjusted EURIBO Rate or the Adjusted TIBO Rate, as applicable, for the Interest Period in effect for such Borrowing plus the Applicable Rate. (c) Each RFR Loan shall bear interest at a rate per annum equal to the applicable Adjusted Daily Simple RFR plus the Applicable Rate. (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section. (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, (x) in the case of Revolving Loans, upon termination of the Revolving Commitments and (y) in the case of Term Loans, on the Term Loan Maturity Date; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Revolving Credit Availability Period or the Term Loan Maturity Date, as applicable), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any EurocurrencyTerm Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. (f) Interest computed by reference to the LIBO Rate, the EURIBO Rate or Daily Simple RFR with respect to Swiss FrancsAll interest hereunder shall be computed on the basis of a year of 360 days. Interest, except that interest computed by reference to the Daily Simple RFR with respect to Pounds Sterling, the TIBO Rate or the Alternate Base Rate only at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. TheA determination of the applicable Alternate Base Rate, Adjusted LIBOTerm SOFR Rate, LIBOTerm SOFR Rate, Adjusted EURIBO Rate, EURIBO Rate, Adjusted TIBO Rate, TIBO Rate or, Adjusted Daily Simple RFR, Daily Simple RFR or Japanese Prime Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. (g) Interest in respect of Loans denominated in Dollars shall be paid in Dollars, and interest in respect of Loans denominated in a Foreign Currency shall be paid in such Foreign Currency. SECTION 2.14. Alternate Rate of Interest. (a) Subject to clauses (b), (c), (d), (e), and (f) and (g) of this Section 2.142.14, if: (i) if the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a 71

EurocurrencyTerm Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the LIBOTerm SOFR Rate, the Adjusted EURIBO Rate, the EURIBO Rate, or the Adjusted TIBO Rate or the TIBO Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR or RFR for the applicable Agreed Currency; or (ii) if the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a EurocurrencyTerm Benchmark Borrowing, the Adjusted LIBO Rate, the LIBOTerm SOFR Rate, the Adjusted EURIBO Rate, the EURIBO Rate, or the Adjusted TIBO Rate or the TIBO Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR or RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable Agreed Currency; then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a EurocurrencyTerm Benchmark Borrowing shall be ineffective, (ii) ifand any Borrowing Request that requests a Eurocurrency Borrowing in Dollars, such Borrowing shall be made as an ABR Borrowing and (iii) ifTerm Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.14(a)(i) or (ii) above and (B) for Loans denominated in a Foreign Currency, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a EurocurrencyTerm Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant rate above in a Foreign Currency, then such request shall beBenchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of BorrowingsBorrowing, then all other Types of Borrowings shall be permitted. Furthermore, if any EurocurrencyTerm Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such EurocurrencyTerm Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (1) if such Eurocurrency Loan is with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, thenany Term Benchmark Loan shall on the last day of the Interest Period applicable to such Eurocurrency Loan (or the next succeeding Business Day if such day is not a Business Day), such EurocurrencyLoan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not 72

also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.14(a)(i) or (ii) above, on such day, (B) for Term Benchmark Loans denominated in Japanese Yen, on the last day of the Interest Period applicable to such Term Benchmark Loan such Term Benchmark Loan shall be converted by the Administrative Agent to, and shall constitute, ~~an ABR~~a Loan ~~denominated in Dollars on such day, (2) if such Eurocurrency Loan is denominated in any Agreed~~that bears interest at the Japanese Prime Rate plus the Applicable Rate applicable to ABR Revolving Loans and (C) for Loans denominated in a Foreign Currency other than ~~Dollars, then such Eurocurrency~~Japanese Yen, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such ~~Eurocurrency~~ Loan ~~(or the next succeeding Business Day if such day is not a Business Day)~~ bear interest at the Central Bank Rate for the applicable ~~Agreed~~Foreign Currency plus the ~~Applicable Rate~~CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable ~~Agreed~~Foreign Currency (or in the case of Japanese Yen, the Japanese Prime Rate) cannot be determined, any outstanding affected ~~Eurocurrency~~Term Benchmark Loans denominated in ~~any Agreed~~such Foreign Currency ~~other than Dollars~~ shall, at the applicable Borrower's election prior to such day: (A) be prepaid by ~~such~~the applicable Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such ~~Eurocurrency~~Term Benchmark Loan, such ~~Eurocurrency~~Term Benchmark Loan denominated in ~~any Agreed~~such Foreign Currency ~~other than Dollars~~ shall be deemed to be a ~~Eurocurrency~~Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to ~~Eurocurrency~~Term Benchmark Loans denominated in Dollars at such time ~~or~~and (~~3~~2) ~~if such RFR Loan is denominated in any Agreed Currency other than Dollars, then such~~any RFR Loan shall bear interest at the Central Bank Rate for the applicable ~~Agreed~~Foreign Currency plus the ~~Applicable Rate~~CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable ~~Agreed~~Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any ~~Agreed~~Foreign Currency, at the applicable Borrower's election, shall either (~~x~~A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) immediately or (~~y~~B) be prepaid in full immediately.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event~~, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable,~~ and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) ~~or (2)~~ of the definition of "Benchmark Replacement" with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (~~3~~2) of the definition of "Benchmark Replacement" with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

~~(c) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, with respect to a Loan denominated in Dollars, if a Term SOFR Transition Event and its related Benchmark Replacement Date have~~

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occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Company a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after the occurrence of a Term SOFR Transition Event and may do so in its sole discretion. (c) (d) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (d) (e) The Administrative Agent will promptly notify the Company and the Lenders of (i) any occurrence of a Benchmark Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (fe) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non- occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14. (e) (f) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR, the LIBO Rate, the EURIBO Rate or the TIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non- representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor. (f) (g) Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the applicable Borrower may revoke any request for a EurocurrencyTerm Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of EurocurrencyTerm Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the applicable Borrower will be deemed to have converted any request for a EurocurrencyTerm Benchmark Borrowing denominated in Dollars into a request for a Borrowing of 74 or conversion to ~~ABR Loans~~(A) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event or (y) any request for a ~~Eurocurrency~~Term Benchmark Borrowing or ~~an~~ RFR Borrowing denominated in a Foreign Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any ~~Eurocurrency~~Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Company's receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such ~~Eurocurrency~~Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.14, (~~i~~A) ~~if such Eurocurrency Loan is~~for Loans denominated in Dollars~~, then~~ any Term Benchmark Loan shall on the last day of the Interest Period applicable to such ~~Eurocurrency Loan (or the next succeeding Business Day if such day is not a Business Day), such Eurocurrency~~Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event, on such day, (B) for Loans denominated in Japanese Yen, on the last day of the Interest Period applicable to such Term Benchmark Loan such Term Benchmark Loan shall be converted by the Administrative Agent to, and shall constitute, ~~an ABR~~a Loan that bears interest at the Japanese Prime Rate plus the Applicable Rate applicable to ABR Loans and (C) for Loans denominated in ~~Dollars on such day, (ii) if such Eurocurrency Loan is denominated in any Agreed~~a Foreign Currency other than ~~Dollars, then such Eurocurrency~~Japanese Yen, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such ~~Eurocurrency~~ Loan ~~(or the next succeeding Business Day if such day is not a Business Day)~~ bear interest at the Central Bank Rate for the applicable ~~Agreed~~Foreign Currency plus the ~~Applicable Rate~~CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable ~~Agreed~~Foreign Currency (or in the case of Japanese Yen, the Japanese Prime Rate) cannot be determined, any outstanding affected ~~Eurocurrency~~Term Benchmark Loans denominated in any ~~Agreed~~Foreign Currency ~~other than Dollars~~ shall, at the applicable Borrower's election prior to such day: (A) be prepaid by the applicable Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such ~~Eurocurrency~~Term Benchmark Loan, such ~~Eurocurrency~~Term Benchmark Loan denominated in any ~~Agreed~~Foreign Currency ~~other than Dollars~~ shall be deemed to be a ~~Eurocurrency~~Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to ~~Eurocurrency~~Term Benchmark Loans denominated in Dollars at such time ~~or (iii) if such RFR Loan is denominated in any Agreed Currency other than Dollars, then such~~and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable ~~Agreed~~Foreign Currency plus the ~~Applicable Rate~~CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable ~~Agreed~~Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any ~~Agreed~~Foreign Currency, at the applicable Borrower's election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) immediately or (B) be prepaid in full immediately.

SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other

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assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate, the Adjusted EURIBO Rate or the Adjusted TIBO Rate, as applicable) or the Issuing Bank; (ii) impose on any Lender or the Issuing Bank or the London or other applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or (iii) subject any Recipient to any Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than the imposition or change in rate of any (A) Indemnified Taxes, (B) Excluded Taxes or (C) Other Taxes); and the result of any of the foregoing shall be to increase the cost to such Person of making, continuing, converting or maintaining any Loan or of maintaining its obligation to make any such Loan or to increase the cost to such Person of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Person hereunder, whether of principal, interest or otherwise, then the applicable Borrower will pay to such Person such additional amount or amounts as will compensate such Person for such additional costs incurred or reduction suffered as reasonably determined by such Person (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and generally consistent with similarly situation customers of such Person and in each case as determined by such Person) under agreements having provisions similar to this Section 2.15, after consideration of such factors as such Person then reasonably determines to be relevant. (b) If any Lender or the Issuing Bank reasonably determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved with respect thereto but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the applicable Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered as reasonably determined by such Lender or the Issuing Bank (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and generally consistent with similarly situated customers of such Lender or the Issuing Bank, as applicable and in each case as determined by such Lender or the Issuing Bank under agreements having provisions similar to this Section 2.15, after consideration of such factors as such Lender or the Issuing Bank, as applicable, then reasonably determines to be relevant). (c) A certificate of a Lender or the Issuing Bank describing the Change in Law in reasonable detail and setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay, or cause the other Borrowers to pay, such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof. 76

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. SECTION 2.16. Break Funding Payments. (a) With respect to Loans that are not RFRTerm Benchmark Loans, in the event of (i) the payment of any principal of any EurocurrencyTerm Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (ii) the conversion of any EurocurrencyTerm Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any EurocurrencyTerm Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(a) and is revoked in accordance therewith), (iv) the assignment of any EurocurrencyTerm Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19 or 9.02(e) or (v) the failure by any Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in a Foreign Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event; provided that each such Lender shall use reasonable efforts to mitigate such loss, cost and expense in accordance with Section 2.19. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (x) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate, the Adjusted EURIBO Rate or the Adjusted TIBO Rate, as applicable, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (y) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant Agreed Currency of a comparable amount and period from other banks in the applicable offshore market for such Agreement Currency, whether or not such EurocurrencyTerm Benchmark Loan was in fact so funded. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, including, if requested by the Company, a description in reasonable detail of the basis for such compensation and a calculation of such amount or amounts (but excluding any confidential or proprietary information of such Lender), shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof. (b) With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (ii) the failure to borrow, convert, continue or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(a) and is revoked in accordance therewith), (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Company pursuant to Section 2.19 or 9.02(e) or (iv) the failure by 77

Participant Register) and any reasonable expenses arising therefrom or with respect thereto, whether or not such amounts were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17(g) shall be paid within ten (10) days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (g). (h) If a payment made to a Lender under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for each Borrower and the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (i) For purposes of determining withholding Taxes imposed under FATCA, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement and the Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i). (j) For the purposes of this Section 2.17, references to “Lender” includes the Issuing Bank. SECTION 2.18. Payments Generally; Allocation of Proceeds; Pro Rata Treatment; Sharing of Set-offs. (a) (i) Except with respect to principal of and interest on Loans denominated in a Foreign Currency, each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) in Dollars prior to 12:00 noon, Chicago time, on the date when due or the date fixed for any prepayment hereunder and (ii) all payments with respect to principal and interest on Loans denominated in a Foreign Currency shall be made in such Foreign Currency not later than the Applicable Time specified by the Administrative Agent on the dates specified herein, in each case, in immediately available funds, without setoff, recoupment or counterclaim (but without prejudice to any Borrowers’ rights with respect to any Defaulting Lender hereunder). Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) in the same currency in which the applicable Credit Event was made (or where such currency has been converted to euro, in euro) and (ii) to the Administrative Agent at its offices at 10 South Dearborn Street, Chicago, Illinois 60603 or, in the case of a Credit Event denominated in a Foreign Currency, the Administrative Agent’s EurocurrencyForeign Currency Payment Office for such currency, except payments to be made directly to the Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 81

2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Notwithstanding the foregoing provisions of this Section, if, after the making of any Credit Event in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer exists or any Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by such Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations. (b) All payments and any proceeds of Collateral received by the Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Company) or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and the Issuing Bank from any Borrower, second, to pay any fees or expense reimbursements then due to the Lenders from any Borrower, third, to pay interest then due and payable on the Loans ratably, fourth, to prepay principal on the Loans and unreimbursed LC Disbursements and any other amounts owing with respect to Banking Services Obligations and Swap Obligations ratably, fifth, to pay an amount to the Administrative Agent equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid LC Disbursements, to be held as cash collateral for such Obligations, and sixth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender by any Borrower. Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Company, or unless an Event of Default is in existence, none of the Administrative Agent or any Lender shall apply any payment which it receives to any EurocurrencyTerm Benchmark Loan of a Class, except (a) on the expiration date of the Interest Period applicable to any such EurocurrencyTerm Benchmark Loan or (b) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any event, the Borrowers shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations. Notwithstanding the foregoing, (x) any such applicable proceeds from property of the Domestic Loan Parties shall be applied to the Secured Obligations (other than the Foreign Secured Obligations and the Secured Obligations that constitute a Guarantee of the Foreign Secured Obligations) before being applied to any of the Foreign Secured Obligations and (y) the application of any such applicable proceeds from Collateral securing solely the Foreign Secured Obligations shall only be made in respect of the Foreign Secured Obligations in the same order set forth above. (c) At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by a Borrower (or the Company on behalf of a Borrower) pursuant to Section 2.03 or a deemed 82 request as provided in this Section or may be deducted from any deposit account of such Borrower maintained with the Administrative Agent. Each Borrower hereby irrevocably authorizes (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans) and that all such Borrowings shall be deemed to have been requested pursuant to Section 2.03 or 2.05, as applicable, and (ii) if an Event of Default exists or the Company agrees in writing, the Administrative Agent to charge any deposit account of the relevant Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents. (d) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower under this Agreement in the amount of such participation. (e) Unless the Administrative Agent shall have received, prior to any date on which any payment is due to the Administrative Agent for the account of the relevant Lenders or the Issuing Bank pursuant to the terms of this Agreement or any other Loan Document (including any date that is fixed for prepayments by notice from the applicable Borrower to the Administrative Agent pursuant to Section 2.11(ba)), notice from the applicable Borrower that such Borrower will not make such payment or prepayment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the relevant Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the applicable Overnight Rate. (f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, 83 organizational power and authority of the Borrowers to borrow hereunder after giving effect to such increase or Incremental Term Loan and (y) reaffirmations from the Loan Parties; provided that no Incremental Term Loans in respect of a Limited Conditionality Acquisition shall become effective unless (1) as of the date of execution of the Limited Conditionality Acquisition Agreement by the parties thereto, no Default or Event of Default shall have occurred and be continuing or would result from entry into the Limited Conditionality Acquisition Agreement, (2) as of the date of the borrowing of such Incremental Term Loans, no Event of Default under Section 7.01(a), (b), (h), (i) or (j) is in existence immediately before or after giving effect (including on a Pro Forma Basis) to such borrowing and to any concurrent transactions and any substantially concurrent use of proceeds thereof, (3) the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) as of the date of execution of the applicable Limited Conditionality Acquisition Agreement by the parties thereto, (4) as of the date of the borrowing of such Incremental Term Loans, customary “Sungard” representations and warranties (with such representations and warranties to be reasonably determined by the Lenders providing such Incremental Term Loans) shall be true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) immediately prior to, and after giving effect to, the incurrence of such Incremental Term Loans and (5) as of the date of execution of the related Limited Conditionality Acquisition Agreement by the parties thereto, the Company shall be in compliance (on a Pro Forma Basis) with the covenants contained in Section 6.11. On the effective date of any increase in the Revolving Commitments or any Incremental Term Loans being made, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) except in the case of any Incremental Term Loans, the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Revolving Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the applicable Borrower, or the Company on behalf of the applicable Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each EurocurrencyTerm Benchmark Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. The Incremental Term Loans (a) shall rank pari passu or junior in right of payment and/or security, as applicable, with the Revolving Loans and the initial Term Loans, (b) shall not be guaranteed by any Person which is not a Loan Party or secured by any assets other than the Collateral, (c) shall not mature earlier than the Term Loan Maturity Date (without giving effect to any prepayment thereof), (d) shall not have a shorter the Weighted Average Life to Maturity than the remaining Weighted Average Life to Maturity of any then-existing tranche of Term Loans (but, in case of clauses (c) and (d) above, may have amortization and customary prepayment requirements prior to such date) and (e) shall otherwise be treated substantially the same as (and in any event no more favorably than) the Revolving Loans and the initial Term Loans; provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Term Loan Maturity Date may provide for material additional or different financial or other covenants applicable only during periods after the Term Loan Maturity Date, (ii) the Incremental Term Loans may be priced (including as to any fees, original issue discount and interest) differently than the Revolving Loans and the initial Term Loans, as determined by the Company and the applicable Increasing Lenders and/or Augmenting Lenders at such time and (iii) to the extent the terms and conditions applicable to any tranche of Incremental Term Loans are not consistent with the existing Revolving Commitments or Term Loans (except to the extent permitted by clauses (c) or (d) above or 86 clauses (i) or (ii) to this proviso), they shall be reasonably satisfactory to the Administrative Agent. Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Increasing Lender participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Administrative Agent. The proceeds of the Incremental Facilities shall be used for general corporate purposes of the Company and its subsidiaries, including permitted acquisitions, investments and other uses not prohibited by the Loan Documents. The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.20. Nothing contained in this Section 2.20 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Revolving Commitment hereunder, or provide Incremental Term Loans, at any time. SECTION 2.21. Market Disruption. Notwithstanding the satisfaction of all conditions referred to in Article II and Article IV with respect to any Credit Event to be effected in any Foreign Currency, if (i) there shall occur on or prior to the date of such Credit Event any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Administrative Agent, the Issuing Bank (if such Credit Event is a Letter of Credit) or the Required Lenders make it impracticable for the EurocurrencyTerm Benchmark Borrowings or Letters of Credit comprising such Credit Event to be denominated in the Agreed Currency specified by the applicable Borrower or (ii) the Dollar Amount of such currency is not readily calculable, then the Administrative Agent shall forthwith give notice thereof to such Borrower, the Lenders and, if such Credit Event is a Letter of Credit, the Issuing Bank, and such Credit Events shall not be denominated in such Agreed Currency but shall, except as otherwise set forth in Section 2.07, be made on the date of such Credit Event in Dollars, (a) if such Credit Event is a Borrowing, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Credit Event Request or Interest Election Request, as the case may be, as ABR Loans, unless such Borrower notifies the Administrative Agent at least one Business Day before such date that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Agreed Currency, as the case may be, in which the denomination of such Loans would in the reasonable opinion of the Administrative Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Credit Event Request or Interest Election Request, as the case may be or (b) if such Credit Event is a Letter of Credit, in a face amount equal to the Dollar Amount of the face amount specified in the related request or application for such Letter of Credit, unless such Borrower notifies the Administrative Agent at least one (1) Business Day before such date that (i) it elects not to request the issuance of such Letter of Credit on such date or (ii) it elects to have such Letter of Credit issued on such date in a different Agreed Currency, as the case may be, in which the denomination of such Letter of Credit would in the reasonable opinion of the Issuing Bank, the Administrative Agent and the Required Lenders be practicable and in face amount equal to the Dollar Amount of the face amount specified in the related request or application for such Letter of Credit, as the case may be. SECTION 2.22. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non appealable judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any 87 obligation is expressly permitted elsewhere in this Section 6.01, and (iv) under the Beryllium Contracts; (g) Indebtedness arising under Swap Agreements having a Net Mark-to-Market Exposure not exceeding $50,000,000 at any time, which amount shall include the Swap Agreements in existence on the Effective Date; (h) Indebtedness arising under Permitted Precious Metals Agreements in an aggregate principal amount not to exceed $600,000,000615,000,000 at any time outstanding; (i) unsecured Indebtedness of the Company (including unsecured Subordinated Indebtedness to the extent subordinated to the Secured Obligations on terms reasonably acceptable to the Administrative Agent) in the form of publicly issued notes, to the extent not otherwise permitted under this Section 6.01, and any Indebtedness of the Company constituting refinancings, renewals or replacements of any such Indebtedness; provided that (i) both immediately prior to and after giving effect (including giving effect on a Pro Forma Basis) thereto, no Default or Event of Default shall exist or would result therefrom, (ii) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the date that is 181 days after any Revolving Credit Maturity Date, any Term Loan Maturity Date and any maturity date of any Incremental Term Loan in effect on the date of incurrence of such Indebtedness (it being understood that any provision requiring an offer to purchase such Indebtedness as a result of change of control or asset sale shall not violate the foregoing restriction), (iii) such Indebtedness is not guaranteed by any Subsidiary of the Company other than the Subsidiary Guarantors (which guarantees, if such Indebtedness is subordinated, shall be expressly subordinated to the Secured Obligations on terms not less favorable to the Lenders than the subordination terms of such Subordinated Indebtedness), (iv) the covenants applicable to such Indebtedness are not more onerous or more restrictive in any material respect (taken as a whole) than the applicable covenants set forth in this Agreement and (v) both immediately prior to and after giving effect (including giving effect on a Pro Forma Basis) thereto, the Company is in compliance with Section 6.11; (j) Indebtedness of the Company or any Domestic Subsidiary incurred to finance the acquisition of any equipment to be used in the United States and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (other than attributable to the accretion of original issue discount, interest, capitalization of interest or payment premiums in respect of the Indebtedness being extended, renewed, refinanced or replaced and costs and expenses related thereto); provided that the aggregate principal amount of Indebtedness incurred pursuant to this clause (j) shall not exceed $75,000,000 at any time outstanding; (k) Indebtedness (including obligations in respect of letters of credit or bank guarantees or similar instruments) owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business; (l) Indebtedness in respect of performance bonds, performance and completion guarantees, bid bonds, customs and appeal bonds, surety bonds and similar obligations or obligations in respect of letters of credit related thereto, in each case provided in the ordinary 110

Investments by Subsidiaries that are not Domestic Loan Parties in Domestic Loan Parties, shall not exceed $80,000,000 in the aggregate at any time outstanding; (j) Investments of any Person existing at the time such Person becomes a Subsidiary of the Company or consolidates or merges with the Company or any of its Subsidiaries (including in connection with an Acquisition permitted under this Section 6.04), so long as such Investments were not made in contemplation of such Person becoming a Subsidiary or of such merger; (k) Investments received in connection with the disposition of assets permitted by Section 6.03; (l) Investments consisting of endorsements of instruments for collection or deposit in the ordinary course of business; (m) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of any Person and in settlement of obligations of, or disputes with, any Person arising and upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment; (n) Guarantees (i) by the Company or any of its Subsidiaries of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business or (ii) permitted under Section 6.01; (o) to the extent constituting Investments, Restricted Payments permitted by Section 6.07, fundamental changes permitted by Section 6.03 and dispositions permitted by Section 6.03; (p) Acquisitions made by any Foreign Subsidiary that is not a Loan Party; and (q) other Investments not to exceed $50,000,000 at any time outstanding. SECTION 6.05. Swap Agreements. The Company will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Company or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary. SECTION 6.06. Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) at prices and on terms and conditions, when taken as a whole, not materially less favorable to the Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Company and its Wholly- Owned Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.07, (d) loans or advances to employees permitted under Section 6.04(d), and (e) the payment of reasonable fees to directors of the Company or any Subsidiary who are not employees of the Company or any Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Company or its Subsidiaries in the ordinary course of business. 118 purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time. (b) Except as provided in Section 2.20 with respect to an Incremental Term Loan Amendment, Section 2.25 with respect to an extension of the applicable Maturity Date or as provided in Section 2.14(b), and Section 2.14(c) and Section 2.14(d),, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby (except that (x) any amendment or modification of the financial covenants in this Agreement (or defined terms used in the financial covenants in this Agreement) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (ii) and (y) only the consent of the Required Lenders shall be necessary to reduce or waive any obligation of any Borrower to pay interest or any other amount at the applicable default rate set forth in Section 2.13(d) or to amend Section 2.13(d)), (iii) postpone the scheduled date of payment (including any scheduled date of amortization payment) of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby (other than (x) any reduction of the amount of, or any extension of the payment date for, the mandatory prepayments required under Section 2.11(b), which shall only require the approval of the Required Revolving Lenders, (y) any reduction of the amount of, or any extension of the payment date for, the mandatory prepayments required under Section 2.11(c), which shall only require the approval of the Required Term Lenders, and (z) with respect to the matters set forth in clauses (ii)(x) and (ii)(y) above), (iv) change Section 2.09(c) or 2.18(b) or (d) in a manner that would alter the ratable reduction of Commitments or the pro rata sharing of payments required thereby, without the written consent of each Lender (other than any Defaulting Lender), (v) change the payment waterfall provisions of Section 2.18(b) or 2.24(b) without the written consent of each Lender, (vi) change any of the provisions of this Section or the definition of “Required Lenders”, “Required Revolving Lenders”, “Required Term Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender of the applicable Class (other than any Defaulting Lender) (it being understood that, solely with the consent of the parties prescribed by Section 2.20 to be parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments and the Loans are included on the Effective Date), (vii) release the Company or all or substantially all of the Subsidiary Guarantors from their obligations under Article X or the Subsidiary Guaranty, in each case, without the written consent of each Lender (other than any Defaulting Lender), (viii) (x) waive any condition set forth in Section 4.03 in respect of the making of a Revolving Loan without the written consent of the Required Revolving Lenders or (y) waive any condition set forth in Section 4.02 in respect of the making of a Term Loan without the written consent of the Required Term Lenders (it being understood and agreed that any amendment or waiver of, or any consent with respect to, any provision of this Agreement (other than any waiver expressly relating to Section 4.02 or Section 4.03, as applicable) or any other Loan Document, including any amendment of any affirmative or negative covenant set forth herein or in any other Loan Document or any waiver of a Default or an Event of Default, shall not be deemed to be a waiver of a condition set forth in Section 4.02 or Section 4.03, as applicable, for purposes of this Section 9.02), or (ix) except as provided in clause (d) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the 138 irrevocably authorizes the Administrative Agent, at its option and in its discretion, (i) to subordinate any Lien on any assets granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(e) or (m) or (ii) in the event that the Company shall have advised the Administrative Agent that, notwithstanding the use by the Company of commercially reasonable efforts to obtain the consent of such holder (but without the requirement to pay any sums to obtain such consent) to permit the Administrative Agent to retain its liens (on a subordinated basis as contemplated by clause (i) above), the holder of such other Indebtedness requires, as a condition to the extension of such credit, that the Liens on such assets granted to or held by the Administrative Agent under any Loan Document be released, to release the Administrative Agent’s Liens on such assets. (e) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Company may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Company and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non- Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, (ii) each Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non- Consenting Lender by such Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender and (iii) such Non-Consenting Lender shall have received the outstanding principal amount of its Loans and participations in LC Disbursements. Each party hereto agrees that (i) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto. (f) Notwithstanding anything herein to the contrary, as to any amendment or amendment and restatement otherwise approved in accordance with this Section, it shall not be necessary to obtain the consent or approval of any Lender that, upon giving effect to such amendment or amendment and restatement, would have no Commitment or outstanding Loans so long as such Lender receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, amendment and restatement or other modification becomes effective. 140

(g) (f) Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrowers only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency. SECTION 9.03. Expenses; Limitation of Liability; Indemnity. (a) The Company shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (which shall be limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one primary counsel and one local counsel in each relevant jurisdiction) in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of- pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender (which shall be limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of (x) one primary counsel to the Administrative Agent (and one local counsel to the Administrative Agent in each relevant jurisdiction), (y) one counsel to all of the other Lenders taken as a whole (and one local counsel to all of the other Lenders taken as a whole in each relevant jurisdiction) and (z) solely in the event of an actual or reasonably perceived conflict of interest, one additional counsel (and one local counsel in each relevant jurisdiction) for each group of similarly affected Lenders taken as a whole) in connection with the enforcement or protection of its rights in connection with this Agreement and any other Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses (subject to the foregoing limitations with respect to legal fees and expenses) incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. (b) Limitation of Liability. To the extent permitted by applicable law the Company and any other Loan Party shall not assert, and the Company and each other Loan Party hereby waives (i) any claim against the Administrative Agent, any Arranger, any Co-Syndication Agent, the Documentation Agent, the Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) any Liabilities against any Lender-Related Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) incurred by the Company or any of its Subsidiaries arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 9.03(b) shall relieve the Company or any other Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.03(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. (c) The Company shall indemnify the Administrative Agent, each Arranger, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee (which shall be limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one primary counsel, and one local counsel in each applicable jurisdiction, for the Administrative Agent, and not more than one outside counsel, and one 141 other Loan Document, any Swap Agreement, any Banking Services Agreement or any other agreement; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Secured Obligations; (e) the failure of the Administrative Agent (or any applicable Lender (or any of its Affiliates)) to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Secured Obligations, if any; (f) any change in the corporate, partnership or other existence, structure or ownership of any Subsidiary or any other guarantor of any of the Secured Obligations; (g) the enforceability or validity of the Secured Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Secured Obligations or any part thereof, or any other invalidity or unenforceability relating to or against any Subsidiary or any other guarantor of any of the Secured Obligations, for any reason related to this Agreement, any other Loan Document, any Swap Agreement, any Banking Services Agreement, or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by such Subsidiary or any other guarantor of the Secured Obligations, of any of the Secured Obligations or otherwise affecting any term of any of the Secured Obligations; or (h) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of the Company to subrogation. The Company further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Secured Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent, the Issuing Bank or any Lender (or any of its Affiliates) to any balance of any deposit account or credit on the books of the Administrative Agent, the Issuing Bank or any Lender in favor of any Subsidiary or any other Person. The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Secured Obligations, any impossibility in the performance of any of the Secured Obligations or otherwise (other than the defense of payment and performance in full in cash). The Company further agrees that its obligations hereunder shall constitute a continuing and irrevocable guarantee of all Secured Obligations now or hereafter existing and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Secured Obligation (including a payment effected through exercise of a right of setoff) is rescinded, or is or must otherwise be restored or returned by the Administrative Agent, the Issuing Bank or any Lender (or any of its Affiliates) upon the insolvency, bankruptcy or reorganization of any Subsidiary or otherwise (including pursuant to any settlement entered into by a holder of Secured Obligations in its discretion). In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent, the Issuing Bank or any Lender (or any of its Affiliates) may have at law or in equity against the Company by virtue hereof, upon the failure of any Subsidiary to pay any Secured Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Administrative Agent, the Issuing Bank or any Lender (or any of its Affiliates), forthwith pay, or cause to be paid, to the Administrative Agent, the Issuing Bank or such Lender (or any of such Lender’s Affiliates) in cash an amount equal to the unpaid principal amount of the Secured Obligations then due, together with accrued and unpaid interest thereon. The Company further agrees that if payment in respect of any Secured Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York, Chicago or any other EurocurrencyForeign Currency Payment Office 156 and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Secured Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of the Administrative Agent, the Issuing Bank or any Lender (or any of its Affiliates), disadvantageous to the Administrative Agent, the Issuing Bank or such Lender (or any of such Lender’s Affiliates) in any material respect, then, at the election of the Administrative Agent or such Lender, the Company shall make payment of such Secured Obligation in Dollars (based upon the Dollar Amount thereof on the date of payment) and/or in New York, Chicago or such other EurocurrencyForeign Currency Payment Office as is designated by the Administrative Agent or such Lender and, as a separate and independent obligation, shall indemnify the Administrative Agent, the Issuing Bank and such Lender (and such Lender’s Affiliates), as applicable, against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment. Upon payment by the Company of any sums as provided above, all rights of the Company against any Subsidiary arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Secured Obligations owed by such Subsidiary. Nothing shall discharge or satisfy the liability of the Company hereunder except the full performance and payment in cash of the Secured Obligations. [Signature Pages Follow] 157

CONSENT AND REAFFIRMATION Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 1 to the Fourth Amended and Restated Credit Agreement dated as of October 27, 2021 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Materion Corporation, Materion Netherlands B.V., the other Foreign Subsidiary Borrowers from time to time party thereto, the financial institutions from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), which Amendment No. 1 is dated as of January 13, 2023 (the “Amendment”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Subsidiary Guaranty and any other Loan Document executed by it and acknowledges and agrees that the Subsidiary Guaranty and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment. Dated: January 13, 2023 [Signature Page Follows]